LabOne, Inc.

10101 Renner Boulevard
Lenexa, Kansas 66219
(913) 888-1770

PROXY STATEMENT

Table of Contents

Notice of Annual Meeting of Shareholders

Proxy Statement

Proposal 1 - Election of Directors

Proposal 2 - Ratification of Certified Public Accountants

Proposal 3 - Approval of Long-Term Incentive Plan

Executive Compensation

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

Appendix A - Charter of the Audit Committee

Appendix B - 2001 Long-Term Incentive Plan

Appendix C - Form of Proxy Card

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 24, 2001

The annual meeting of the shareholders of LabOne, Inc. (LabOne), a Missouri corporation, will be held at the offices of LabOne, 10101 Renner Boulevard, Lenexa, Kansas, on Thursday, May 24, 2001, at 3:00 p.m., local time, to consider and vote upon:

    A proposal to elect three class B directors to serve until the 2004 annual meeting of shareholders, as set forth in the accompanying proxy statement.

    A proposal to ratify the appointment of KPMG LLP as independent certified public accountants of LabOne and its subsidiaries for 2001.

    A proposal to approve the LabOne, Inc. 2001 Long-Term Incentive Plan.

    Such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors

GREGG R. SADLER
Secretary

Lenexa, Kansas
Dated: April 13, 2001

LabOne, Inc.

10101 Renner Boulevard
Lenexa, Kansas 66219
(913) 888-1770

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to the shareholders of LabOne, Inc. (LabOne), a Missouri corporation, in connection with the solicitation of proxies by the board of directors of LabOne for use at the annual meeting of shareholders to be held on Thursday, May 24, 2001, at 3:00 p.m., local time, at the offices of LabOne, 10101 Renner Boulevard, Lenexa, Kansas, and any adjournment thereof (the annual meeting). This proxy statement, the notice and the accompanying form of proxy were first mailed to the shareholders on or about April 13, 2001.

A copy of LabOne's annual report for the fiscal year ended December 31, 2000 is enclosed herewith. Such report is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

VOTING

Shareholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the meeting. There were 10,725,349 shares of common stock outstanding at the close of business on that date.

Shareholders are entitled to vote cumulatively for the election of class B directors. This means that each shareholder is entitled to cast as many votes as shall equal the number of shares held times the number of class B directors to be elected. Such votes may all be cast for a single class B director or may be distributed among the class B directors to be elected as the shareholder wishes. Shareholders are entitled to one vote per share on all other matters.

When a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted at the annual meeting in the manner specified by the shareholder. If no instructions are specified, authority will be granted to vote such shares FOR (1) the election of the nominees named herein as class B directors, (2) the ratification of the appointment of LabOne's certified independent public accountants for 2001 and (3) approval of the 2001 Long-Term Incentive Plan. Unless otherwise indicated on the proxy, discretionary authority will be granted to the persons named in the proxy to vote the shares represented by the proxy (a) cumulatively for the election of class B directors and (b) with respect to procedural matters and matters that properly come before the meeting for which LabOne did not receive notice a reasonable time before the date this proxy statement was mailed.

A shareholder may revoke his or her proxy at any time before it is voted by giving to the Secretary of LabOne written notice of revocation bearing a later date than the proxy, by submitting a later-dated proxy, or by revoking the proxy and voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Mr. Gregg R. Sadler, Secretary, LabOne, 10101 Renner Boulevard, Lenexa, Kansas 66219.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Concerning Nominees for Election as Class B Directors

The shareholders will be asked to elect the three nominees listed below as class B directors, to hold office for three-year terms until the 2004 annual meeting of shareholders and until their successors are elected and qualified. The board of directors presently consists of 10 directors divided into three classes, classes A and B consisting of three directors each and class C consisting of four directors. One class of directors is elected each year to hold office for a three-year term and until the successors of such class are duly elected and qualified. Each of the nominees listed below is currently serving as a class B director. The terms of office of the current class B directors will expire upon the election of their successors at the annual meeting.

It is expected that each of the following nominees will be available for election, but in the event that any of them should become unavailable, the persons named in the accompanying proxy will vote for a substitute nominee or nominees designated by the board of directors.

Name	Age	Principal Occupation
Joseph H. Brewer, M.D.	49

Dr. Brewer was appointed a class B director of LabOne at the time of the merger of LabOne, Inc., a Delaware corporation (the Delaware corporation) into LabOne in August 1999 (the merger). Dr. Brewer served as a director of the Delaware corporation from 1988 to the time of the merger. During the past five years he has been an Infectious Disease Specialist at St. Luke's Hospital, Kansas City, Missouri and an Assistant Clinical Professor of Medicine at the University of Missouri - Kansas City.

William D. Grant	84

Mr. W.D. Grant was appointed a class B director of LabOne at the time of the merger. Mr. Grant served as a director of the Delaware corporation from 1989 to the time of the merger. Mr. Grant is retired. From August 1990 to December 1997 he served as a consultant to LabOne. He served as Chairman of the Board of LabOne prior to May 1993. He is the father of W. Thomas Grant II.

Chester B. Vanatta	65

Mr. Vanatta was appointed a class B director of LabOne at the time of the merger. Mr. Vanatta is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. He was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young), certified public accountants. Mr. Vanatta is a director of Atlantis Plastics, Inc.

Meetings of the Board of Directors and Committees

There were four meetings of the board of directors during 2000. The board of directors has an audit committee, a compensation committee and an executive committee. During 2000, the audit committee met five times, the compensation committee met two times and the executive committee did not meet. All incumbent directors attended 75 percent or more of the total number of all meetings of the board and of committees of which they were members during 2000.

The audit committee consists of Chester B. Vanatta, chairman, Peter C. Brown and John E. Walker. The audit committee recommends to the board of directors the engagement and discharge of the independent auditors of LabOne's financial statements; reviews the independent auditors' independence and terms of engagement; reviews the results of all audits and management's responses thereto; reviews the financial statements and any disputes with management arising over their preparation; considers with the independent and internal auditors the adequacy of LabOne's internal controls; serves as a channel of communication between the independent auditors and the board of directors; and supervises special investigations deemed necessary by the committee.

The compensation committee consists of Richard S. Schweiker, chairman, Joseph H. Brewer and R. Dennis Wright. The compensation committee reviews and makes recommendations to the board of directors with respect to: the salary structure and any discretionary annual bonuses for officers; the compensation of non-officer directors; appropriate amendments to LabOne's long-term incentive plans, performance goals, aggregate amounts of incentive bonuses and payments to participants under LabOne's annual incentive plan; contributions or amendments to LabOne's profit-sharing 401(K) plan; amendments to all other employee benefit plans of LabOne; and any significant employee supplementary pension or termination arrangements.

The executive committee consists of W. Thomas Grant II, chairman, W.D. Grant and James R. Seward. The executive committee exercises all the powers and authority of the board of directors when the board is not meeting; develops, recommends and reviews policy guidelines for all LabOne investments and borrowings; recommends and reviews the performance of outside investment management firms performing services for LabOne; and reports all of its actions to the board.

LabOne does not have a standing nominating committee of the board of directors or a committee performing a similar function.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than ten percent of the common stock of LabOne to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to provide copies to LabOne. Based solely upon a review of the copies of such reports provided to LabOne and written representations from directors and executive officers, LabOne believes that such persons have complied with all applicable Section 16(a) filing requirements for 2000, except that William D. Grant reported late, on an amended Form 5 filed February 22, 2001: (a) four distributions from charitable remainder trusts of an aggregate of 43,884 shares to Mr. Grant and his wife in March, June and December 2000 and (b) a gift by Mr. Grant of 1,000 shares.

Required Vote

Nominees for class B director will be elected by the affirmative vote of a plurality of shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting. The three nominees receiving the greatest number of votes will be elected as class B directors. Abstentions and broker non-votes will not affect the outcome of the election of class B directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS GRANT AUTHORITY TO VOTE THEIR SHARES "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES FOR CLASS B DIRECTOR.

MANAGEMENT OF LABONE

Directors and Executive Officers

The directors and executive officers of LabOne are as follows:

Name	Age	Position
W. Thomas Grant II	50	Chairman of the Board of Directors, President, Chief Executive Officer and Class C Director
Gregg R. Sadler, FSA	50	Executive Vice President - Administration, President - Insurance Services Division and Secretary
John W. McCarty, CPA	45	Executive Vice President and Chief Financial Officer
Roger K. Betts	58	Executive Vice President - Sales, Insurance Services Division
Thomas J. Hespe	44	Executive Vice President - Sales and Marketing, President - Healthcare Division
Thomas H. Bienvenu II	51	Executive Vice President - Information Systems and Technology
Michael J. Asselta	33	Executive Vice President - Operations and Chief Operating Officer
Troy L. Hartman	33	Executive Vice President - ExamOne
Kurt E. Gruenbacher, CPA, CMA, CFM	41	Vice President - Finance, Chief Accounting Officer, Treasurer and Assistant Secretary
Joseph H. Brewer, M.D.	49	Class B Director
Peter C. Brown	42	Class C Director
William D. Grant	84	Class B Director
Richard S. Schweiker	74	Class C Director
James R. Seward	48	Class A Director
Janet M. Stallmeyer, R.N.	52	Class A Director
Chester B. Vanatta	65	Class B Director
John E. Walker	62	Class C Director
R. Dennis Wright, J.D.	58	Class A Director

Mr. W.T. Grant II was appointed Chairman of the Board of Directors, President, Chief Executive Officer and a class C director of LabOne upon the merger of LabOne, Inc., a Delaware corporation (the Delaware corporation) into LabOne in August 1999 (the merger). Mr. Grant served as a director of the Delaware corporation from 1993 to the time of the merger. He served as Chairman of the Board of Directors, President and Chief Executive Officer of the Delaware corporation from October 1995 to the time of the merger. He served as Chairman of the Board of LabOne from May 1993 to September 1997. Mr. Grant is also a director of Commerce Bancshares, Inc., Kansas City Power & Light Company, Response Oncology, Inc. and AMC Entertainment, Inc. He is the son of William D. Grant.

Mr. Sadler was appointed Executive Vice President - Administration, President - Insurance Laboratory Division and Secretary of LabOne at the time of the merger. He served as a director of the Delaware corporation from 1985 to the time of the merger. He served as Executive Vice President - Administration of the Delaware corporation from 1993 to the time of the merger and as President -Insurance Laboratory Division from 1994 to the time of the merger. He served as Secretary of the Delaware corporation from 1988 to the time of the merger.

Mr. McCarty became Executive Vice President and Chief Financial Officer of LabOne, effective April 1, 2000. From January 1999 through December 1999, Mr. McCarty served as Senior Vice President and Chief Financial Officer of eai Healthcare Staffing Solutions, Inc., Phoenix, Arizona, a healthcare staffing company which was sold to Rehab Care Group, Inc. From November 1997 to November 1998, he was Senior Vice President and Chief Financial Officer of United Dental Care, a dental health maintenance organization which was acquired for $182 million. From May 1996 to October 1997, he was Executive Vice President and Chief Financial Officer of NovaMed Eyecare Management, an ophthalmology and surgery center management company. Prior to May 1996 he was Assistant Vice President of corporate finance and Vice President of Columbia Capital Corporation for Columbia/HCA Healthcare Corporation, where he was responsible for over $7 billion in financing.

Mr. Betts was appointed Executive Vice President - Sales - Insurance Laboratory Division of LabOne at the time of the merger. Mr. Betts served in such capacity for the Delaware corporation from 1994 to the time of the merger.

Mr. Hespe was appointed Executive Vice President - Sales and Marketing and President - Clinical Sales and Marketing of LabOne at the time of the merger. Mr. Hespe served in the same capacities and as a director for the Delaware corporation from 1995 to the time of the merger.

Mr. Bienvenu was appointed Executive Vice President - Information Systems and Technology of LabOne at the time of the merger. Mr. Bienvenu served in such capacities for the Delaware corporation from May 1997 to the time of the merger. He served as Senior Vice President - Information Systems and Technology of the Delaware corporation from 1994 to 1997.

Mr. Asselta was appointed Executive Vice President - Operations of LabOne in August 2000 and Chief Operating Officer of LabOne in December 2000. He served as Senior Vice President - Healthcare of LabOne from October 1999 to August 2000, as Vice President - Clinical Sales Administration of LabOne from the time of the merger until October 1999, as Vice President - Clinical Sales Administration of the Delaware corporation from September 1997 until the time of the merger and as Director - Field Operations of the Delaware corporation from April 1995 to September 1997.

Mr. Hartman joined LabOne as Executive Vice President - ExamOne in October 1999. From October 1993 through December 1997, Mr. Hartman served as Vice President of Business Development for IMR (Insurance Medical Reporter), a paramedical company. IMR merged with Physical Measurements Inc. (PMI) in December 1997. IMR had annual revenues of $32 million at the time of the merger. In December 1997, Mr. Hartman became the Vice President of Sales and Marketing for PSA (Paramedical Services of America), a paramedical company. At the time Mr. Hartman left PSA in October 1999 it had annual revenues of approximately $75 million.

Mr. Gruenbacher was appointed Vice President - Finance, Chief Accounting Officer, Treasurer and Assistant Secretary of LabOne at the time of the merger. Mr. Gruenbacher served as Assistant Secretary of the Delaware corporation from May 1999 to the time of the merger and as Treasurer from November 1997 to the time of the merger. He served as Vice President - Finance and Chief Accounting Officer of the Delaware corporation from May 1995 to the time of the merger.

Biographical information concerning Dr. Brewer is included under "Information Concerning Nominees for Election as Class B directors" on page 3.

Mr. Brown was appointed a class C director of LabOne at the time of the merger. Mr. Brown has served as Chairman of the Board and Chief Executive Officer of AMC Entertainment, Inc. (AMCE) since July 1999 and as President of AMCE since January 1997. He served as Co-Chairman of the Board of AMCE from May 1998 to July 1999, as Executive Vice President from August 1994 to January 1997 and as Chief Financial Officer from November 1991 to January 2000. He has served on the board of directors of AMCE since November 1992. AMCE is headquartered in Kansas City, Missouri and is principally engaged in the motion picture exhibition business. Mr. Brown also serves as Chairman of the Board of Trustees of Entertainment Properties Trust, Kansas City, Missouri, a real estate investment trust.

Biographical information concerning Mr. William D. Grant is contained under "Information Concerning Nominees for Election as Class B directors" on page 3.

Mr. Schweiker was appointed a class C director of LabOne at the time of the merger. Mr. Schweiker served as a director of the Delaware corporation from 1995 to the time of the merger. He has been retired for the past five years. Prior to his retirement, he served as President of the American Council of Life Insurance, Washington, D.C., a life insurance trade association.

Mr. Seward was appointed a class A director of LabOne at the time of the merger. Mr. Seward was a director of the Delaware corporation from 1987 to the time of the merger. Mr. Seward has been self-employed as an investment adviser and consultant since August 1998. From December 1996 to August 1998, he served as President, Chief Executive Officer and a director of SLH Corporation, Shawnee Mission, Kansas, an asset management company. SLH Corporation was a wholly-owned subsidiary of LabOne prior to its spin-off in March 1997. He was Executive Vice President of LabOne from 1993 - 1997 and served as its Chief Financial Officer from 1990 - 1997. Mr. Seward is also a director of Response Oncology, Inc., Syntroleum Corporation and Concorde Career Colleges.

Ms. Stallmeyer was appointed a class A director of LabOne at the time of the merger. During the past five years Ms. Stallmeyer has been Executive Director of Principal Health Care of Kansas City, Inc., known since January 2000 as Coventry Health Care of Kansas, Inc., a health maintenance organization.

Biographical information concerning Mr. Vanatta is contained under "Information Concerning Nominees for Election as Class B directors" on page 3.

Mr. Walker was appointed a class C director of LabOne at the time of the merger. Mr. Walker was a director of the Delaware corporation from 1984 to the time of the merger. He retired as Managing Director - Reinsurance of Business Men's Assurance Company of America in 1996. He served as Vice Chairman of the Board of Directors of the Delaware corporation prior to 1994. Mr. Walker is a director of FBL Financial Group, Inc.

Mr. Wright was appointed a class A director of LabOne at the time of the merger. Mr. Wright was a director of the Delaware corporation from 1987 to the time of the merger. Mr. Wright has been a partner in the law firm of Morrison & Hecker L.L.P., Kansas City, Missouri, since September 1998. Mr. Wright was a member of Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C. and Chairman of its Executive Committee prior to its merger with Morrison & Hecker L.L.P. in September 1998. Morrison & Hecker L.L.P. is general counsel to LabOne.

PROPOSAL 2

SELECTION OF AUDITORS

The board of directors has selected KPMG LLP to examine the accounts of LabOne and its subsidiaries for the fiscal year ending December 31, 2001. Representatives of KPMG LLP are expected to be present at the annual meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

Approval of the ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting. Therefore, abstentions on this matter have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of LabOne's annual financial statements for the fiscal year ended December 31, 2000 and for reviews of the financial statements included in LabOne 's Quarterly Reports on Form 10-Q for that fiscal year were $75,000.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not render any professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to LabOne other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $156,362.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the KPMG LLP's independence. See "AUDIT COMMITTEE REPORT".

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

AUDIT COMMITTEE REPORT

The audit committee operates under a written charter approved by the committee and adopted by the board of directors of LabOne. The committee's charter is attached to this proxy statement as Appendix A. All of the members of the committee are independent under the corporate governance standards of the Nasdaq National Market System.

In fulfilling its responsibilities, the committee reviewed and discussed LabOne's audited financial statements for the fiscal year ended December 31, 2000 with LabOne's management and independent auditors. The committee also discussed with LabOne's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors their independence in relation to LabOne and its management. The committee also considered the non-audit services provided to LabOne by the independent auditors and concluded that such services were compatible with maintaining their independence.

Based upon the reviews and discussions referred to above, the committee has recommended to the board of directors that the audited financial statements be included in LabOne's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Chester B. Vanatta, Chairman
Peter C. Brown
John E. Walker

PROPOSAL 3

APPROVAL OF 2001 LONG-TERM INCENTIVE PLAN

The board of directors has adopted the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan"), subject to the approval of the shareholders of the Company.

The principal features of the Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan set forth in Appendix B attached hereto.

The proposed Plan includes the following three stock programs:

  The Bonus Replacement Stock Option Program - Under this program, LabOne may permit or require employees who are eligible to receive annual cash incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of cash. Under the 2001 program offering, eligible employees will automatically receive 20 - 50% (depending upon job title) of any cash incentive compensation earned under the program in the form of stock options and will have the right to elect to receive all or a portion of any remaining cash incentive compensation in the form of stock options.
  The Stock Program for Outside Directors - This program provides for annual compensation to directors of $7,500 in cash, $2,500 in LabOne common stock and a stock option to purchase the number of shares determined by dividing 50,000 by the fair market value of the LabOne common stock on the date of grant. This program is thus designed to provide for 70% of the directors' annual retainer fees to be paid in the form of equity incentives and 30% in the form of cash. Directors also receive meeting and other fees as determined by the board of directors. See "EXECUTIVE COMPENSATION - Compensation of Directors."
  The Stock Incentive Program - This program permits the award of stock incentives to officers, directors, key employees and consultants of LabOne and its subsidiaries (collectively, the "Company"). This program was adopted to provide shares for stock incentives to executives hired in the future and to individual key employees or other service providers of the Company, as determined by the committee administering the program. The committee administering the program has not granted any awards or identified any individual who will receive an award under the program. The committee does not presently intend to grant new awards to a broad range of existing senior management or employees.

Purpose of the Plan and Each Program

The Plan. The purpose of the Plan is to further the earnings of the Company by: (a) assisting the Company in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (b) providing for the award of long-term incentives to such officers, directors, employees and consultants. Each program included in the Plan is designed to further the purposes of the Plan.

Bonus Replacement Stock Option Program. The purpose of the Bonus Replacement Stock Option Program is to increase the proportion of employee incentive compensation tied to stock ownership and to reduce the proportion related to cash compensation. The program would also reduce the amount of cash used by LabOne to compensate employees and in certain circumstances would reduce the charge against earnings for accounting purposes associated with the payment of cash compensation. LabOne believes that increased stock ownership by employees should more closely align the interests of employees with the interests of shareholders by encouraging greater focus on LabOne's long-term growth and profitability and the performance of LabOne common stock.

Stock Program for Outside Directors. The purpose of the Stock Program for Outside Directors is to provide an increased proportion of annual compensation to directors in the form of stock and stock options and to reduce the annual charge against earnings related to the stock option portion of directors' annual incentive compensation. LabOne believes that increased stock ownership by directors should more closely align the interests of directors with the interests of shareholders.

Stock Incentive Program. The purpose of the Stock Incentive Program is to make available shares for incentive awards to executives hired in the future and to individual key employees or other service providers of the Company, as determined by the committee administering the program. As described below under "--OTHER PLANS", LabOne currently has only 52,684 shares currently available for new awards under its 1997 Long-Term Incentive Plan. The committee does not presently intend to grant new awards to a broad range of existing senior management or employees.

Shares Available for Issuance

The aggregate number of shares that may be subject to awards under each program is described below. Shares authorized for issuance or transfer pursuant to awards under one program may not be used to satisfy awards under another program.

Bonus Replacement Stock Option Program. Most of the shares available for issuance under the Plan are allocated to the Bonus Replacement Stock Option Program. Under the program, the shares of LabOne common stock available for issuance each calendar year shall be 3% of outstanding shares on the first day of such calendar year, plus shares available in previous years for which stock options were not granted, plus shares subject to the unexercised portion of stock options previously granted under the program that have expired, lapsed or been terminated, forfeited or cancelled. The total number of shares of LabOne common stock for which stock options may be granted under the program in 2001 is 321,760 shares, which is 3.0% of the total outstanding shares as of January 1, 2001.

Stock Program for Outside Directors. The Plan authorizes an aggregate of 300,000 shares of LabOne common stock for issuance under the Stock Program for Outside Directors, which is 2.8% of the total outstanding shares of LabOne common stock as of January 1, 2001. Shares subject to any stock option granted under the program that expires or lapses or is terminated, forfeited or cancelled shall again be available for award under the program to the extent the stock option was not exercised.

Stock Incentive Program. The Plan authorizes an aggregate of 300,000 shares of LabOne common stock (2.8% of outstanding LabOne common stock as of January 1, 2001) for issuance under the Stock Incentive Program. Shares subject to any award granted under the program that expires or lapses or is terminated, forfeited or cancelled shall again be available for issuance under the program to the extent that shares were not issued pursuant to the award. As described below under " --OTHER PLANS", LabOne currently has only 52,684 shares currently available for new awards under its 1997 Long-Term Incentive Plan.

Administration of the Plan

The Plan is to be administered by a committee (the "Committee") consisting of two or more members of the board of directors appointed from time to time by the board. Under the Plan, the board of directors may bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee. The Plan authorizes the board of directors in its discretion to exercise the powers and duties of the Committee under the Plan at any time. The Bonus Replacement Stock Option Program and the Stock Incentive Program are currently administered by the Long-Term Incentive Plan Committee, and the Stock Program for Outside Directors is administered by the Committee for the Outside Directors Stock Program. The Plan grants each Committee full and final power and authority to administer and interpret the Plan and each program administered by the respective Committee.

Limits on Individual Awards under the Plan

Subject to appropriate adjustment by the Committee upon changes in capitalization and certain other events as provided in the Plan, (a) the maximum number of shares subject to stock options which may be granted in the aggregate to any participant under the Plan in any calendar year is 500,000 shares, (b) the maximum number of shares underlying stock appreciation rights which may be granted in the aggregate to any participant under the Plan in any calendar year is 150,000 shares and (c)  the maximum number of shares subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards which may be granted under the Plan in any calendar year to any participant is 150,000 shares. In addition, the maximum amount of compensation payable in respect of performance unit awards, cash payable in addition to an award and dividend equivalents that may be paid in the aggregate to any participant under the Plan in any calendar year may not exceed $1,500,000.

Eligibility to Participate in the Plan

All officers, directors, employees and consultants of the Company are eligible to be participants in the Plan. The approximate number of directors of the Company eligible to receive awards under the Plan is ten, the approximate number of executive officers of the Company eligible to receive awards under the Plan is nine and the approximate number of employees (other than executive officers) of the Company eligible to receive awards under the Plan is 1,334. Each program included in the Plan has its own eligibility requirements.

BONUS REPLACEMENT STOCK OPTION PROGRAM

The Bonus Replacement Stock Option Program is a new program offered by LabOne to all employees participating in its annual incentive plans. Under the program, LabOne may permit or require employees who are eligible to receive annual cash incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of cash.

Committee Authority

In administering the program, the Committee is authorized to, among other things: (a) determine whether stock options will be granted under the program in any calendar year, (b) determine the employees eligible to receive stock options under the program in any calendar year, (c) determine the dates on which stock options will be granted under the program, (d) determine whether participation in the program will be elective or mandatory, (e) determine the number of shares that may be subject to each stock option granted under the program, (f) determine the amount of incentive compensation to be given up for each stock option granted under the program and (g) determine the terms and conditions of any stock option and any agreement evidencing a stock option under the program.

Eligibility for Program

Any salaried employee of the Company eligible to receive incentive compensation for a particular fiscal year of LabOne is eligible to participate in the program for such year.

Stock Options Granted Under Program

Consideration for Option; Exercise Price. Each stock option under the program will be granted in lieu of a portion of the optionee's cash payout under an incentive compensation plan or program of the Company. Each stock option will be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The option exercise price to be paid for each share purchased upon the exercise of a stock option under the program shall be one hundred percent (100%) of the fair market value of such share on the date the stock option is granted, as determined by the Committee.

Vesting. Under the program, unless the Committee determines otherwise, the total number of shares subject to a stock option granted in lieu of incentive compensation for a calendar year shall become fully exercisable at the later of the time the option is granted or the incentive compensation of the optionee for such calendar year is determined by the Committee.

Term. Each stock option granted under the program shall expire on the tenth anniversary of the date of grant, subject to earlier termination as described below. Unless otherwise determined by the Committee prior to or at the time of the grant of a stock option, if the optionee's employment with the Company is terminated, the optionee may exercise any stock option granted under the program that is exercisable on the date of termination of employment until the earlier of the date on which the stock option expires and (a) five years after the optionee's retirement date, if the optionee's employment is terminated by reason of the optionee's normal retirement (within the meaning of the money purchase pension plan of LabOne), (b) five years after the date of termination of employment, if the optionee's employment is terminated by reason of the optionee's disability qualifying the optionee for long-term disability benefits under LabOne's long-term disability plan, (c) one year after the date of death, if the optionee's employment is terminated by reason of the optionee's death, (d) ten years after the date of grant, if the optionee's employment is terminated by the Company without cause or (e) 90 days after the date of termination of employment, if the optionee's employment is terminated by the Company with cause or voluntarily by the optionee. Unless the Committee determines otherwise, if the employment of an optionee is terminated for any reason prior to the later of the grant or the vesting of a stock option under the program the stock option shall be forfeited and any incentive compensation earned by the optionee shall be payable to the optionee as if an election to acquire stock options had not been made.

In addition, unless otherwise determined by the Committee, all outstanding stock options granted to an optionee under the program shall automatically terminate if, during the term of the optionee's employment or after the termination of optionee's employment for any reason, the optionee shall directly or indirectly (i) solicit, accept or attempt to solicit any business similar to the type and character of business then engaged in by the Company from any person, corporation or other entity who was as of the date of the termination of the optionee's employment a customer of the Company, (ii) solicit, induce or encourage any employee, contractor or agent of the Company to terminate employment or any other relationship with the Company or to compete with the Company in any manner, or (iii) compete with the Company in any business conducted or planned to be conducted by the Company as of the date of the termination of the optionee's employment.

Effect of Certain Transactions on Stock Options. Upon the occurrence of certain corporate transactions involving LabOne, as described in the Plan, the board of directors may in its sole discretion prior to consummation of any such transaction take any one or more of the following actions with respect to outstanding stock options granted under the program: (a) provide that such stock options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (b) upon 30 days' prior written notice to the optionee, provide that the stock option shall be exercisable in full and shall terminate at the end of such 30 day period to the extent not exercised by such time, at the end of which period the stock option shall terminate.

Reload Options

Grant of Reload Options. Under the program, the Committee may provide that an optionee shall have the right to a reload option. Subject to the terms of the program and to the availability of shares to be optioned under the program, if an optionee has a stock option to purchase shares (the "original option") with reload rights and pays for the exercise of the original option and/or the tax withholding obligation related to the exercise by surrendering shares or directing LabOne to withhold shares, the optionee shall receive a new stock option ("reload option") to purchase a number of shares up to the number so surrendered and/or directed to be withheld, as determined by the Committee, at an exercise price equal to the fair market value of the shares on the date of the exercise of the original option.

Conditions to Grant of Reload Option. A reload option will be granted under the program only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the shares remaining under the original option). A reload option will not be granted if (a) the fair market value of the shares on the date of exercise of the original option is less than the exercise price of the original option; (b)  the optionee is not, on the exercise date, an employee of the Company; or (c) the original option is exercised less than one year before the expiration of the original option. With respect to original options transferred by the optionee to another person in accordance with the program (if permitted), reload options shall be granted to the optionee upon exercise by the transferee to the same extent as if the optionee had exercised the original option in a similar manner.

Term; Other Provisions. The reload option shall expire or terminate on the same date as the original option would expire or terminate. The reload option shall also be a non-qualified stock option under the Code. The reload option shall not include any right to a second reload option.

Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. Reload options shall be exercisable in full beginning one year from date of grant, provided that all shares purchased upon the exercise of the original option (except for any shares withheld to pay the exercise price or for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. The reload option shall become exercisable in full if the optionee terminates employment by reason of the optionee's death, disability or normal retirement.

2001 Offering

The Committee has approved an offering under the Bonus Replacement Stock Option Program for 2001 (the "2001 Offering"). The total number of shares of LabOne common stock for which stock options may be granted in 2001 is 321,760 shares, which is 3% of the total outstanding shares as of January 1, 2001. All employees of the Company who are eligible to receive annual incentive bonuses under the annual cash incentive plan of LabOne, Inc. for 2001 shall participate in the 2001 Offering.

The 2001 Offering has two components - an automatic participation component and an elective participation component. Under the automatic participation component, each eligible employee shall, based on the employee's job title, automatically receive a portion of his or her annual cash incentive bonus for 2001 in the form of stock options, as follows:

Title	Automatic Percentage of Bonus in Options
Manager	20%
Director	30%
Vice President	35%
Senior Vice President	40%
Executive Vice President or President	50%

Under the elective participation component, each eligible employee may elect to receive an additional percentage of such person's annual cash incentive bonus for 2001 in the form of stock options.

Stock options to be granted under the 2001 Offering shall be granted by the Committee after annual incentive bonuses for 2001 are calculated, unless otherwise determined by the Committee. The exercise price shall be the fair market value of the shares of common stock subject to the stock option as of the date of grant, as determined under the Plan. Each eligible employee must remain employed by the Company until the grant date in order to be eligible to receive the portion of such person's annual incentive bonus for 2001 automatically payable in stock options.

Under the 2001 Offering, the amount of annual incentive bonus foregone in exchange for an option to purchase one share of LabOne common stock will be 30% of the fair market value of the shares of common stock subject to the stock option on the date the option purchase price is fixed by the Committee, which will occur after annual incentive bonuses for 2001 are calculated. In establishing the option purchase price as 30% of the fair market value of the common stock, the Committee relied upon an option valuation provided by the Hay Group, a compensation consulting firm, using its Long-Term Incentive Valuation Methodology. The Hay Group valuation concluded that the present value of stock options to be granted under the Bonus Replacement Stock Option Program is 30% of the fair market value of the LabOne common stock.

Each stock option granted under the 2001 Offering will include the right to receive a reload option to the extent the optionee delivers shares or requests that shares be withheld in order to pay the exercise price and satisfy tax withholding obligations under the stock option upon the terms and conditions set forth in the Plan.

STOCK PROGRAM FOR OUTSIDE DIRECTORS

The Stock Program for Outside Directors modifies LabOne's current compensation arrangements with outside directors, decreasing the portion of each director's annual retainer represented by cash and stock from an aggregate value of $15,000 to $10,000 and granting each director stock options having an aggregate value of $15,000. The program is designed to provide for 70% of each director's annual retainer to be paid in the form of equity incentives and 30% in the form of cash. See "EXECUTIVE COMPENSATION - Compensation of Directors."

Eligibility.

All members of the board of directors who are not employees of LabOne or any of its subsidiaries or affiliates shall be eligible to participate in the program (the "Eligible Directors").

Compensation for Services.

Annual Retainer Fee. Under the program, on the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is then an Eligible Director of LabOne will receive an annual retainer fee of (a) $7,500 in cash and (b) a grant of a number of shares of LabOne common stock having a value equal to $2,500, based upon the fair market value of the shares on the date of grant, as determined under the Plan.

Annual Grant of Stock Options. Under the program, each person who is an Eligible Director of LabOne will also receive on the same day the balance of such person's annual retainer fee in the form of an automatic grant of a stock option having a value of $15,000 ("Formula Option"). The number of shares subject to each Formula Option will be determined by dividing 50,000 by the fair market value of LabOne common stock on the date of grant. The board of directors established the stock option price at 30% of the fair market value of the shares subject to the Formula Option. The Hay Group valuation of Formula Options concluded that the present value of such stock options is 27% of the fair market value of LabOne common stock. The board of directors established the option price for Formula Options at the higher price of 30% of fair market value in order to eliminate any disparity between the value of options granted to employees in the 2001 Offering under the Bonus Replacement Stock Option Program and options granted to directors under the Stock Program for Outside Directors.

Partial Awards. Each person appointed by the board of directors to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors as of any date other than the date of the annual meeting of the shareholders of LabOne is entitled to a prorated award of cash, stock and stock options under the program.

Other Compensation. Each person who is an Eligible Director of LabOne is entitled to receive such other compensation, including without limitation such compensation for services for each meeting of the board of directors and committee of the board of directors attended as is determined from time to time by the board of directors.

Terms of Formula Options.

Non-Qualified Stock Option. Each Formula Option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

Option Price. The option exercise price to be paid by each such Eligible Director for each share purchased upon the exercise of a Formula Option shall be 100% of the fair market value of the shares on the date the Formula Option is granted.

Vesting Schedule. Each Formula Option vests in three equal annual installments; provided that the Formula Option shall become exercisable in full (a) upon the occurrence of a Change of Control (as defined in the Plan) during the Eligible Director's service or at the time of the termination of the Eligible Director's service as a director of LabOne, provided the Formula Option has been outstanding for at least 180 days at the time of such occurrence and (b) upon termination of the Eligible Director's service as a director of LabOne due to the Eligible Director's death or  permanent and total disability.

Term of Option. Each Formula Option shall expire on the tenth anniversary of the date of grant, except that if an Eligible Director's service as a director of LabOne terminates for any reason, the Eligible Director (or in the event of death the Eligible Director's beneficiary) may exercise the Formula Option, to the extent the Formula Option was exercisable at the time of such termination, at any time prior to the earlier of one (1) year after the date of termination of service or the tenth anniversary of the date of grant.

Effect of Certain Transactions. Upon the occurrence of certain corporate transactions involving LabOne, as described in the Plan, the board of directors may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding Formula Options: (i) provide that such Formula Options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon 30 days' prior written notice to Eligible Directors, provide that the Formula Options shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Formula Options shall terminate.

Additional Awards.

Nothing in the program shall be deemed to prevent LabOne from granting stock options or shares to any Eligible Director under any other program, plan or agreement adopted by LabOne.

STOCK INCENTIVE PROGRAM

The Stock Incentive Program is similar to the LabOne 1987 and 1997 Long-Term Incentive Plans.

Authority of the Committee

In administering the program, the Committee is authorized, among other things, to: (a) determine the eligible persons to whom awards shall be made under the program, (b) determine the types of awards to be granted to each participant, (c) determine the times when awards shall be granted, (d) determine the terms and conditions of awards and agreements evidencing awards, (e) authorize the issuance of shares pursuant to awards granted under the program and (f) make determinations of the fair market value of shares pursuant to the program.

Eligibility

All officers, directors, employees and consultants of the Company are eligible to be participants in the program.

Form of Awards

Subject to the provisions of the Plan, awards may be made under the program from time to time by the Committee in the form of stock options to purchase shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards or any combination of the above. In addition, the Committee may provide for cash payments to participants in addition to an award, or loans to participants in connection with all or any part of an award, and may provide in any award the right to dividends or dividend equivalents.

Limit on Certain Types of Awards

The maximum number of shares which may be issued in the aggregate under this program with respect to restricted stock awards under Section 4.8 of the Plan, performance share awards under Section 4.9 of the Plan and other stock-based awards payable in shares under Section 4.10 of the Plan is 150,000 shares, subject to appropriate adjustment by the Committee upon changes in capitalization and certain other events as provided in the Plan. Shares awarded pursuant to any such award shall not, to the extent such Award expires or lapses or is terminated, forfeited or cancelled, be counted against the maximum number of Shares which may be issued pursuant to this provision of the Plan.

Stock Options

The Committee is authorized under the program to grant stock options, which may be incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options"). The Committee is authorized to determine the terms and conditions of each stock option granted, provided that the term of a stock option shall not be greater than ten (10) years and the exercise price per share shall not be less than the fair market value of a share on the date of grant.

The Committee is authorized under the program to determine the form of payment of the purchase price of the shares with respect to which an option is exercised. Options may contain a provision automatically granting a reload option to a participant who surrenders shares or directs LabOne to withhold shares in order to pay all or a portion of the exercise price of a stock option or the tax required to be withheld pursuant to the exercise of a stock option granted under the program.

Stock Appreciation Rights

The Committee is authorized under the program to grant stock appreciation rights ("SARs"), which may be granted either in connection with a previously or contemporaneously granted stock option or independently of a stock option. SARs entitle the grantee to receive upon exercise all or a portion of the excess of (a) the fair market value at the time of exercise, as determined by the Committee, of a specified number of shares with respect to which the SAR is exercised, over (b) a specified price, which shall not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the shares subject to the option. Each SAR shall have such other terms and conditions as the Committee shall determine, provided that the term of an SAR may not be greater than ten years.

Restricted Stock and Restricted Stock Unit Awards

The Committee is authorized under the program to grant (a) restricted stock awards, which consist of shares for such purchase price, if any, as may be established by the Committee, and (b) restricted stock unit awards, which consist of units representing the right to receive shares any for such purchase price, if any, as may be established by the Committee, which awards and units are subject to forfeiture and to such other restrictions on transferability, terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee

Performance Units and Performance Shares

The Committee is authorized under the program to grant performance unit awards and performance share awards, which entitle grantees to future payments based upon the achievement of pre-established performance objectives. The Committee is authorized to determine the terms and conditions applicable to each performance unit award and performance share award. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures as may be determined by the Committee in its discretion. The Committee is authorized, at any time prior to payment of a performance unit or performance share award, to adjust previously established performance targets or other terms and conditions to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events. Payment on performance unit and performance share awards may be made in cash, shares, other awards, other property or any combination thereof, as the Committee may determine.

Other Stock-Based Awards

The Committee is authorized under the program to grant and determine the terms and conditions of other awards that are denominated or payable in, valued by reference to, or otherwise related to shares (including, without limitation, securities or other instruments convertible into shares). Such awards may be paid in shares, cash, other awards, other property or any combination thereof, as the Committee may determine. Such awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. Notwithstanding the provisions of the program relating to other stock-based awards, any stock option to purchase shares, SAR, restricted stock award or performance share award must comply with the provisions of the program applicable to such award.

Loans and Supplemental Cash Payments

The Committee is authorized under the program to provide for cash payments to participants in addition to an award, or loans to participants in connection with all or any part of an award.

Performance-Based Awards

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to certain executive officers of the Company, unless such compensation qualifies as "qualified performance-based compensation." The Plan authorizes the Committee to grant awards in the form of "Performance-Based Awards," which are designed to qualify as "qualified performance-based compensation" under Section 162(m). Stock options and SARs granted under the Plan should qualify as "Performance-Based Awards" provided that the other requirements of Section 162(m) are satisfied. For other awards under the program to qualify as " Performance-Based Awards," such awards must be conditioned upon the achievement of one or more performance goals as provided in the Plan. The program requires that the performance goals be one or more of the "Shareholder-Approved Performance Goals," which consist of approximately twenty measurable performance objectives listed in the Plan.

Termination of Employment or Consulting Arrangement

The Committee is authorized under the program to determine the effect, if any, on an award of the disability, death, retirement or other termination of employment or services of a participant and the extent to and period during which, the participant or the participant's legal representative, guardian or beneficiary may receive payment of an award or exercise rights thereunder.

GENERAL PROVISIONS OF THE PLAN

Change of Control

Subject to the terms and conditions of the Plan, the Committee is authorized to include such provisions in the terms of an award relating to a change of control of the Company as the Committee determines in its discretion.

Transferability of Awards

The Committee is permitted under the Plan to make any award transferable upon such terms and conditions and to such extent as the Committee determines and to waive any restriction on transferability, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

Adjustment Upon Certain Events

The Plan provides that if the Committee determines that any dividend or distribution (whether in the form of cash, shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding awards as it deems equitable in its sole discretion.

Amendment of Awards

Subject to the terms and conditions of the Plan and any award agreement, the Committee has the authority under the Plan to amend or modify the terms of any outstanding award (including the applicable award agreement) in any manner, prospectively or retroactively, provided that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if such amendment or modification materially and adversely affects a participant's rights under an award or an award agreement, such participant shall have consented to such amendment or modification.

Prohibition on Repricing

Notwithstanding the foregoing, unless approved by the shareholders of LabOne in accordance with Missouri law, (a) neither the board of directors nor the Committee shall amend or modify the terms of any outstanding award relating to any stock option or SAR (including the applicable award agreement) to reduce the exercise price per Share and (b) no stock option or SAR shall be cancelled and replaced with any award having a lower exercise price, provided that the Committee may make appropriate adjustments to reflect changes in capitalization and other events as provided in the Plan.

Effective Date and Duration of Plan

The Plan became effective upon its adoption by the board of directors on February 22, 2001, provided that the Plan is approved by the shareholders of LabOne in accordance with Missouri law before the first anniversary of such date, and provided, further, that no payment on any award shall be made unless and until such shareholder approval is obtained. Unless it is sooner terminated in accordance with its terms, the Plan shall remain in effect until all awards under the Plan have been satisfied or have expired or otherwise terminated, but no Incentive Stock Option and no award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted after February 22, 2011.

Amendment and Termination of Plan

The board of directors may terminate, amend, modify or suspend the Plan at any time, subject to such shareholder approval as the board of directors determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that (except for appropriate adjustments upon changes in capitalization and other events under the Plan) the board of directors may not, unless such amendment is approved by the shareholders of LabOne in accordance with Missouri law, amend the Plan to (a) increase the number of shares available for the grant of awards under any program, (b) increase the maximum individual limits on awards, (c) increase the maximum number of shares which may be subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards, (d) decrease the minimum per share exercise price of stock options or the minimum per share specified price for SARs, (e) increase the number of shares which may granted to Eligible Directors or may be subject to Formula Options, (f) increase the maximum term of stock options or SARs, (g) change or modify the provisions of the Plan restricting amendments of outstanding awards and award agreements or (h) extend the date after which Incentive Stock Options and awards (other than reload options) under the Bonus Replacement Stock Option Program may not be granted. If any such termination, modification, amendment or suspension of the Plan materially and adversely affects the rights of any grantee or beneficiary under an award previously granted, the consent of such grantee or beneficiary is required. In addition, the board of directors is not authorized to amend any provision of the Plan to the extent that such authorization would cause any "Performance-Based Award" to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

Possible Anti-Takeover Effect

The Plan is designed to provide long-term incentives to participants while aligning the interests of such participants with those of the shareholders of the Company. The Plan, however, could have an "anti-takeover" effect, especially the provisions of the Plan which provide for acceleration of vesting of Formula Options upon a Change of Control, which authorize the Committee to include provisions relating to a change of control of the Company in the terms of an award or award agreement, and which authorize the Committee to accelerate the vesting of certain awards at any time. Although the implementation and operation of the Plan may have an "anti-takeover" effect, the Plan was not adopted by the board of directors for that purpose.

FEDERAL INCOME TAX CONSEQUENCES

Discussed below are the federal income tax consequences relating to awards under the Plan, in the normal operation thereof, based on existing Federal income tax laws and regulations. The description is not intended as a complete summary of such laws or as a legal interpretation, and does not describe state, local or foreign income or other tax consequences. Holders of awards under the Plan should consult their own tax advisers regarding the tax consequences applicable to awards under the Plan.

The Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Non-Qualified Stock Options

In general, no income will be recognized by the grantee at the time a Non-Qualified Stock Option is granted. Upon exercise of a Non-Qualified Stock Option for cash, the grantee will generally recognize ordinary income equal to the excess of the fair market value of the shares purchased as of the time of exercise over the exercise price. The Company will be entitled to a federal income tax deduction at such time in the same amount as is recognized as ordinary income by the grantee, subject to satisfying applicable withholding requirements. If a grantee disposes of shares acquired upon the exercise of a Non-Qualified Stock Option, the grantee will recognize capital gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between any amount realized on the disposition and the fair market value of the shares on the date of exercise, provided that the shares were a capital asset in the hands of the grantee.

In general, a grantee under the Bonus Replacement Stock Option Plan will not recognize income with respect to cash compensation that the grantee elects or is required to forego in exchange for stock options under that program. However, if the foregone compensation is deemed to have been "constructively received" by the grantee, the grantee may recognize income equal to the amount of the foregone compensation.

Incentive Stock Options

In general, the grantee does not recognize income at the time an Incentive Stock Option is granted or at the time it is exercised. When shares purchased for cash pursuant to the exercise of an Incentive Stock Option are sold, and the grantee has held the shares for more than one year from the date of the transfer of the shares to him and two years from the date on which the Incentive Stock Option was granted, the grantee ordinarily will recognize capital gain (or loss) equal to the difference between the sale price received on the disposition of the shares and the exercise price, as long as the shares are capital assets in the hands of the grantee. In the event of such an exercise of an Incentive Stock Option, the amount by which the fair market value of the shares on the exercise date exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by the Code. In the event of such an exercise, the Company will not be entitled to any federal income tax deduction in connection with the grant or exercise of the Incentive Stock Option or the sale of such shares by the grantee.

If the grantee sells any of the shares before the end of the one-year and two-year periods described above, the Grantee will have made a "disqualifying disposition" with respect to those shares. In the event of a "disqualifying disposition," the grantee generally will recognize ordinary income in the year of the "disqualifying disposition" equal to the amount by which the lesser of the fair market value of the shares on the date of exercise or the amount realized in the disqualifying disposition exceeds the exercise price. If the amount realized in the "disqualifying disposition" exceeds the fair market value of the shares on the date of exercise, the excess will be taxable as capital gain, if the shares are capital assets in the hands of the grantee. At the time of the disqualifying disposition, the Company may claim a federal income tax deduction for the amount taxable to the grantee as ordinary income.

Stock Appreciation Rights

In general, a grantee will not recognize income at the time a stock appreciation right is granted. Upon the exercise of a stock appreciation right, the grantee generally will recognize ordinary income in an amount equal to the amount of any cash (or the fair market value of any shares or property) received by the grantee. The Company will be entitled to a federal income tax deduction of the same amount, subject to satisfying applicable withholding requirements.

Restricted Stock

In general, a grantee will not recognize taxable income upon the grant of a restricted stock award. The grantee will generally not recognize ordinary income until such time as the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code). At such time, the grantee will recognize ordinary income equal to the fair market value of such shares minus the price, if any, paid by the grantee to purchase the shares. However, a grantee may elect not later than 30 days after the issue date of the restricted stock to recognize ordinary income as of the issue date. If such an election is made, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares on such date minus the price, if any, paid by the grantee to purchase such shares. If such an election is made, no additional taxable income will be recognized by the grantee at the time the restrictions lapse. If shares in respect of which such an election was made are later forfeited, such forfeiture shall be treated as a sale or exchange of the shares, and the grantee will recognize capital gain or loss in the year of such forfeiture equal to the difference between any amount realized on the disposition and the amount previously recognized as ordinary income in connection with the election, provided that the shares are a capital asset in the hands of the grantee.

The Company will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income. If the grantee makes an election as described above and shares in respect of which such election was made are later forfeited, the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election.

Restricted Stock Units

In general, a grantee will not recognize any taxable income upon the grant of restricted stock units. At the time the grantee receives payment in respect of the restricted stock units, the grantee generally will recognize ordinary income in an amount equal to the amount of any cash (or the fair market value of any shares or property) received by the grantee. The Company will be entitled to a federal income tax deduction of the same amount at the same time, subject to satisfying applicable withholding requirements.

Performance Units and Performance Shares

In general, a grantee will not recognize any taxable income upon the grant of a performance unit or performance share award. At the time the grantee receives payment in respect of the performance units or performance shares, the grantee generally will recognize ordinary income in an amount equal to the amount of any cash (or the fair market value of any shares or property) received by the grantee. The Company will be entitled to a federal income tax deduction of the same amount at the same time, subject to satisfying applicable withholding requirements.

Other Stock-Based Awards

Depending upon the form of a stock-based award, the grantee generally will recognize ordinary income at the time of the payment of the award, in an amount equal to the amount of any cash (or the fair market value of any shares or property) received by the grantee. However, if any such shares or property received are subject to certain restrictions on transfer or subject to a substantial risk of forfeiture (as defined in the Code), the tax treatment of such shares or property shall generally be the same as that applicable to restricted stock awards. The Company will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income.

Section 162(m)

Section 162(m) of the Code generally limits to $1,000,000 per person the amount the Company may deduct for compensation paid to certain executive officers of the Company, unless such compensation qualifies as "qualified performance-based compensation." The Company has attempted to structure the Plan to permit the Committee in its discretion to grant awards which qualify as "qualified performance-based compensation" under Section 162(m), provided the Plan is approved by the shareholders. The Committee is not required to grant awards which qualify under Section 162(m), and in its sole discretion may grant awards which do not qualify. In addition, because of uncertainty regarding the application of Section 162(m) in certain circumstances, there can be no assurance that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact satisfy such requirements.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions with respect to other awards in connection with a change of control of the Company may be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

NEW PLAN BENEFITS

As of the date of this Proxy Statement, the Committee has not granted any awards under the Plan and has not made any determination as to future grants of awards under the Plan. It is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of individuals pursuant to the Plan.

If the Bonus Replacement Stock Option Program had applied to incentive compensation payable for the 2000 fiscal year, no stock options would have been granted because no incentive compensation was earned under LabOne's annual incentive plan. If the Stock Program for Outside Directors had applied to director's annual retainer fees in 2000, Eligible Directors would have received the amounts set forth in the table below.

Name and Position	Cash	Number of Shares Granted	Number of Shares Subject to Options
Non-Executive Director Group (1)	$67,500	4,329 shares	86,742 shares

_________

(1) Includes the following directors who would each receive $7,500 in cash, 481 shares ($2,500 divided by the closing price of LabOne common stock on May 12, 2000 of $5.1875) and options to purchase 9,638 shares (50,000 divided by the closing price of LabOne common stock on May 12, 2000 of $5.1875) at $5.1875 per share: Joseph H. Brewer, Peter D. Brown, William D. Grant, James R. Seward, Richard S. Schweiker, Janet M. Stallmeyer, Chester B. Vanatta, John E. Walker and R. Dennis Wright.

OTHER PLANS

In designing the Plan, the board of directors took into account the number of stock options already outstanding under existing plans of the Company. Under the 1987 Long-Term Incentive Plan ("1987 Plan"), there are stock options to purchase a total of 725,656 shares of LabOne common stock, or 6.8% of outstanding shares, currently outstanding. The average exercise price of these stock options is $15.55 per share. No new awards may be granted under the 1987 Plan. Under the 1997 Long-Term Incentive Plan ("1997 Plan"), there are stock options to purchase a total of 947,316 shares of LabOne common stock, or 8.8% of outstanding shares, currently outstanding. The average exercise price of these stock options is $11.28 per share. There are 52,684 shares currently available for the grant of awards under the 1997 Plan. In addition, to the extent that any currently outstanding award under the 1997 is terminated, etc., these shares will be again available for the grant of awards under the 1997 Plan. The board of directors will immediately terminate the 1992 Outside Directors Stock Plan if the Plan is approved by the shareholders. The closing price of LabOne common stock on March 28, 2001, as reported by the Wall Street Journal, was $6.00 per share. See "Existing Plan Benefits."

VOTE REQUIRED

Approval of the 2001 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2001 LONG-TERM INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by LabOne to or on behalf of (i) the person who served as its chief executive officer during 2000 and (ii) the four most highly compensated executive officers other than the chief executive officer serving as of December 31, 2000, for services rendered in all capacities to LabOne and its subsidiaries for each of the last three completed fiscal years.

		Annual Compensation		Long-Term Compensation
Name, Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Option Shares Granted (#)	All Other Compensation ($) (1)
W. Thomas Grant II, Chairman of the Board of Directors, President and Chief Executive Officer	2000 1999 1998	246,577 159,000 164,769	0 0 107,261	50,000 0 0	22,050 20,710 21,670
Thomas J. Hespe, Executive Vice President - Sales and Marketing and President - Clinical Sales and Marketing	2000 1999 1998	203,335 159,900 165,704	0 0 107,261	30,000 0 0	21,738 20,488 21,371
John W. McCarty, Executive Vice President and Chief Financial Officer	2000 1999 1998	131,485 — —	51,614(2) — —	70,000 — —	164 — —
Gregg R. Sadler, Executive Vice President - Administration, President - Insurance Laboratory Division and Secretary	2000 1999 1998	181,219 159,900 165,704	0 0 107,261	15,000 0 0	22,050 20,710 21,670
Roger K. Betts, Executive Vice President - Sales, Insurance Laboratory Division	2000 1999 1998	125,100 125,100 129,750	50,000 0 107,261	12,000 0 0	19,051 21,541 22,742

(1)   The amounts shown in this column for 2000 consist of:

  contributions by LabOne to the accounts of the named executive officers under LabOne's defined contribution pension plan in the amounts of $17,247 for Messrs. Grant, Hespe, Sadler and Betts.
  50% matching contributions by LabOne to the accounts of such persons under LabOne's profit-sharing 401(K) plan in the amounts of $4,251 for Messrs. Grant, Hespe and Sadler and $814 for Mr. Betts; and
  insurance premium payments by LabOne with respect to group term life insurance for the benefit of such persons in the amounts of $552 for Messrs. Grant and Sadler, $164 for Mr. McCarty, $240 for Mr. Hespe and $991 for Mr. Betts.

(2)   Amount paid to Mr. McCarty in connection with his hiring by LabOne, including $50,000 to cover costs of relocating to the Kansas City, Missouri metropolitan area and $1,614 to cover COBRA health care insurance costs.

Option Grants in 2000

	Number of Securities Underlying Options Granted (1) (#)	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
W. T. Grant II	50,000	18.2%	6.94	2/10/10	218,148	552,829
T. J. Hespe	30,000	10.9%	6.94	2/10/10	130,889	331,698
J. W. McCarty	70,000	25.5%	6.56	3/31/10	288,898	732,125
G. R. Sadler	15,000	5.5%	6.94	2/10/10	65,444	165,849
R. K. Betts	12,000	4.4%	6.94	2/10/10	52,355	132,679

(1) Each of the options vests in five equal annual installments, subject to immediate vesting upon a "change of control" of LabOne as defined in the stock option agreements governing the stock options.

Aggregate Option Exercises and December 31, 2000 Option Value Table

The following table provides certain information concerning the exercise of stock options during 2000 by each of the named executive officers and the number and value of unexercised options held by such persons on December 31, 2000.

			Number of Shares Underlying Unexercised Options on December 31, 2000 (#)		Value of Unexercised In-the-Money Options on December 31, 2000 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Options Exercisable	Options Unexercisable	Options Exercisable	Options Unexercisable
W. T. Grant II	0	0	72,431	80,000	0	0
T. J. Hespe	0	0	100,000	30,000	0	0
J. W. McCarty	0	0	0	70,000	0	0
G. R. Sadler	0	0	100,000	15,000	0	0
R. K. Betts	0	0	31,000	16,000	0	0

Compensation of Directors

Directors who are not employees of LabOne receive an annual retainer fee of $5,000 in cash and a grant of a number of shares of common stock having a value equal to $10,000. Directors who are not employees of LabOne also receive $1,250 for each board meeting attended, $500 for each committee meeting attended that is not held within one day of a board meeting and $500 for each telephonic board meeting attended. Each such director who also serves as Chairman of a committee also receives $1,000 per year for serving in such capacity. Directors also receive reimbursement for reasonable expenses in attending meetings.

If the 2001 Long-Term Incentive Plan is approved by the shareholders of LabOne, directors who are not employees of LabOne will receive, commencing in 2001, an annual retainer fee of $7,500 in cash, a grant of a number of shares of common stock having a value equal to $2,500 and a stock option having a value of $15,000. The number of shares subject to the option will be determined under a Black Scholes valuation formula set forth in the Plan, which grants directors a stock option to purchase a number of shares determined by dividing 50,000 by the fair market value of LabOne common stock on the date of grant (the stock option opportunity value thus being valued at 30% of the fair market value of the shares subject to the option). Meeting and chairman fees will not be changed by the approval of the 2001 Long-Term Incentive Plan by the shareholders. See Proposal 3, "APPROVAL OF 2001 LONG-TERM INCENTIVE PLAN."

Richard S. Schweiker, a director of LabOne, attends national meetings of insurance underwriters on LabOne's behalf and makes selected contacts in furtherance of LabOne's business, for which services LabOne pays Mr. Schweiker additional fees of $30,000 annually.

James R. Seward, a director of LabOne, entered into a consulting agreement with LabOne following the January 6, 2000 resignation of Robert D. Thompson as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Lab One. Mr. Seward agreed during the period from January 6 through April 5, 2000 to (a) assist LabOne in securing a new Chief Financial Officer, (b) perform the services generally performed by the Chief Financial Officer, and (c)  assist LabOne in conducting investor relations and performing financial analysis of any potential business acquisitions. In consideration for Mr. Seward's performance of such services, LabOne granted Mr. Seward a non-qualified stock option for 25,000 shares of common stock, at an option price of $6.125 per share, which option became 100% vested on April 6, 2000.

Employment Agreements

LabOne has employment agreements with W. Thomas Grant II, Thomas J. Hespe, John W. McCarty, Gregg R. Sadler and Roger K. Betts. Mr. Grant's agreement provides for his employment for a two-year term from February 2000 to February 2002 and is renewable annually thereafter for successive one-year terms unless LabOne elects not to extend the agreement. Mr. Sadler's agreement is renewable annually for successive one-year terms unless LabOne elects not to extend it. The agreements with Messrs. Betts, Hespe and McCarty are terminable on 30 days' notice. The annual base salaries provided pursuant to these agreements are $249,000 to Mr. Grant, $200,000 to Mr. Hespe, $175,000 to Mr. McCarty, $175,000 to Mr. Sadler and $120,900 to Mr. Betts. In the event that LabOne terminates Mr. Grant without cause (as defined in the agreement), LabOne will pay Mr. Grant a lump sum severance payment equal to his base salary for the balance of the term of his agreement, plus one year's annual base salary. If Lab One terminates Mr. Sadler without cause (as defined), LabOne will pay Mr. Sadler a lump sum severance payment equal to his base salary for the balance of the term of his agreement, plus 50% of one year's annual base salary. If LabOne terminates Mr. McCarty without cause, LabOne will pay him a severance payment equal to one year's base salary. If LabOne terminates Mr. Betts or Mr. Hespe without cause, LabOne will pay them a severance payment equal to six months' base salary.

Under the agreements with Messrs. Grant, Hespe, McCarty and Sadler, if a change of control of LabOne (as defined in the agreements) occurs when any of such officers is in LabOne's full-time employment, and within one year after such a change in control the officer's employment is terminated for any reason other than permanent disability, death or normal retirement, LabOne will pay the officer as termination compensation a lump sum amount equal to three times the officer's average annual compensation for the most recent five taxable years (subject to certain limitations prescribed in the Internal Revenue Code) and any remaining term of the officer's agreement will be cancelled. Under each agreement, the officer agrees not to compete with LabOne for a period of two years after the termination of his employment.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the board of directors consists of Richard S. Schweiker, Chairman, Joseph H. Brewer and R. Dennis Wright. All of the members of the committee are non-employee directors of LabOne, have not been employees or officers of LabOne or any of its subsidiaries and have had no relationships or transactions with LabOne other than those described in this proxy statement.

R. Dennis Wright is a partner in the law firm of Morrison & Hecker L.L.P., Kansas City, Missouri, which provides legal services to LabOne and its subsidiaries. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Fees for Legal Services" on page 35 for the fees paid to such law firm in 2000.

W. Thomas Grant II, Chairman of the Board of Directors, President and Chief Executive Officer of LabOne, serves as a member of the compensation committee of the board of directors of AMC Entertainment, Inc. (AMCE). Peter C. Brown, Chairman of the Board, President and Chief Executive Officer of AMCE, is a class C director of LabOne.

Board Compensation Committee Report on Executive Compensation

All issues pertaining to executive compensation are reviewed by the compensation committee and recommendations are submitted by the committee to the full board of directors for approval.

Compensation Philosophy

The philosophy governing executive compensation is based on a belief that management and shareholders have a common goal of increasing the value of LabOne. The business strategy for achieving this goal is expressed in LabOne's mission statement: "LabOne is dedicated to maximizing the return on investment for our shareholders . . . to providing the lowest-cost, highest-quality laboratory testing services for our clients . . . to providing a working environment that emphasizes accountability for results and rewards employees based on their contribution to LabOne's success."

Three principal elements of executive compensation — base salary, annual incentive plan, and stock options — are used to motivate and reward the accomplishment of annual corporate objectives, reinforce a strong orientation toward operating excellence, provide variability in individual awards based on contributions to business results, and maintain a competitive compensation package to attract, retain and motivate individuals of the highest professional quality.

Base Salary

Base salaries for 2000 were developed based on a survey conducted in 1999 by the Hay Group, a compensation consulting firm. Base salaries were targeted at the median level of pay for comparable positions in the Hay Group All-Organization Database. The committee also considered an individual performance evaluation for each executive officer in determining his or her base salary. Base salary decisions were not based upon any specific financial performance measure or criterion with respect to LabOne.

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward the accomplishment of targeted growth in operating results. Prior to the beginning of 2000 fiscal year, the committee established an operating earnings goal under the 2000 plan based upon the committee's judgment of reasonable operating earnings growth over the previous fiscal year. No incentive bonuses are payable under the plan if the minimum operating earnings threshold is not met. The size of the incentive pool increases pursuant to a formula established by the committee as operating earnings increase over the minimum threshold. Under the plan, the incentive pool is distributed in cash to designated officers and managers at year end according to a pre-established weighting. The weighting is based upon senior management's subjective evaluations of each individual's potential contribution to LabOne's financial and strategic goals for the year, and is reviewed and approved by the committee. No bonuses were paid under the plan for 2000.

LabOne also pays discretionary annual bonuses to executive officers and key employees of LabOne and its subsidiaries on an irregular basis upon the recommendation of the committee. In making determinations as to recommended bonuses, the committee considers the financial condition and the operating results over the last fiscal year, the level of salary, bonus, fringe and other benefits currently provided to the executive and the individual performance of the executive. The committee's recommendations are based upon its subjective review of these factors and are not based upon any specific criteria or financial performance measure. No discretionary bonuses were paid for 2000.

Stock Options

The compensation committee, as well as the board of directors, believes that significant stock ownership through stock options by key employees and directors should be a major incentive in aligning the interests of employees and shareholders, because value is only provided if the stock price increases and because stock options have an effective long-term reward and retention function.

LabOne administers the 1987 long-term incentive plan and the 1997 long-term incentive plan. Under the plans, ten-year nonqualified stock options are granted to executive officers and other key employees when they are hired or promoted into eligible positions, with vesting generally occurring over five years. In addition to executive officers and employees, each of the present nonemployee directors of the LabOne has been granted a ten-year nonqualified stock option to vest over five years. LabOne also has a stock plan for nonemployee directors under which each nonemployee director receives an annual retainer fee of $5,000 in cash and a grant of a number of shares of common stock having a value equal to $10,000. The purpose of the plan is to provide nonemployee directors with an additional proprietary interest in LabOne's success and progress.

LabOne is presenting the 2001 Long-Term Incentive Plan to shareholders for approval at the annual meeting. The plan includes three separate programs designed to further align the interests of employees and directors with the interests of shareholders. The plan includes the Bonus Replacement Stock Option Program, under which LabOne may permit or require employees who are eligible to receive annual cash incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of cash. Under the 2001 Bonus Replacement Stock Option Program offering, eligible employees will automatically receive 20 - 50% (depending upon job title) of any cash incentive compensation earned in the form of stock options and will have the right to elect to receive all or a portion of their remaining incentive compensation in the form of stock options. The Stock Program for Outside Directors provides that outside directors of LabOne will receive their annual retainer fees in a combination of cash, shares of LabOne common stock and stock options. The Stock Incentive Program permits discretionary awards of stock incentives to officers, directors, key employees and consultants of the Company. See Proposal 3, "APPROVAL OF 2001 LONG-TERM INCENTIVE PLAN."

Chief Executive Officer's Compensation

In February 2000, the committee recommended and the board of directors approved an increase in the salary of W. Thomas Grant II, Chairman of the Board of Directors, President and Chief Executive Officer of LabOne, from $150,000 per annum to $249,000 per annum. Mr. Grant also received a car allowance of $9,000. Prior to the increase, Mr. Grant's salary had been established at a level below that of LabOne's other senior management at Mr. Grant's request. The increase was designed to bring Mr. Grant's salary in line with that paid to other executive officers of LabOne and was consistent with the salary levels recommended to the committee by the Hay Group. The salary paid to Mr. Grant for 2000 was $238,000. Mr. Grant also participated in LabOne's 2000 annual incentive plan. Based on 2000 plan results, Mr. Grant received no incentive bonus for 2000.

Deductibility Cap on Compensation Exceeding $1,000,000

The committee has considered the potential impact of section 162(m) of the Internal Revenue Code regarding non-deductibility of annual compensation in excess of $1,000,000. The committee does not believe that section 162(m) will have any material impact upon LabOne, given the current salary and bonus levels of officers of LabOne and the treatment in the regulations of compensation under LabOne's long-term incentive plans. The committee believes that many of the options currently outstanding are exempt from the deductibility limit under the transition provisions set forth in the regulations under section 162(m). It is the committee's current intention that options granted under the 1997 long-term incentive plan will qualify as performance-based compensation and be exempt from the deductibility limits of section 162(m). The committee will continue to evaluate the advisability of qualifying executive compensation for deductibility under section 162(m).

Submitted by the Compensation Committee

Richard S. Schweiker, Chairman
Joseph H. Brewer
R. Dennis Wright

Comparison of Five Year Cumulative Total Return
Among LabOne, Nasdaq Composite Index and Peer Group

$425
$400
$375
$350
$325
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
1995
1996
1997
1998
1999
2000
LabOne, Inc.
Nasdaq US CRSP Index
Peer Group

	1995	1996	1997	1998	1999	2000
LabOne, Inc.	100.00	117.86	73.72	58.77	25.01	20.92
Peer Group	100.00	41.86	37.84	36.67	65.54	278.27
Nasdaq US CRSP Index	100.00	123.04	150.69	212.51	394.92	237.62

The table assumes the investment at the close of business on December 31, 1995, of $100 in LabOne common stock and in the portfolio represented in each index, and assumes that all dividends were reinvested.

The NASDAQ Composite is a NASDAQ Stock Market index consisting of U.S. companies that is provided by the Center for Research in Security Prices of the University of Chicago. LabOne has selected an index of seven testing laboratories as its peer group: Bio-Reference Labs, Dianon Systems, Laboratory Corporation of America, Medtox Scientific, Pharmchem, Psychemedics and Quest Diagnostics. The Company believes that the peer group index provides an appropriate comparison.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2000 Stock Purchase Loan Program

In November, 2000, LabOne adopted the 2000 Stock Purchase Loan Program, which provides for the extension of loans to eligible executive officers of LabOne and its subsidiaries to purchase shares of LabOne common stock. The purpose of the program is to enable participants to increase their ownership of LabOne common stock by financing their purchases, thereby better aligning their interests with the interests of the shareholders of LabOne. The maximum number of shares of LabOne common stock that may be acquired under the program is 25,000 shares. All loans under the program are full-recourse loans, secured by the LabOne common stock purchased with the proceeds of the loan and all other assets of the participant held as collateral pursuant to any other agreement entered into between the participant and LabOne or any subsidiary.

On November 20, 2000, LabOne made loans in the following amounts to the following eligible executive officers of LabOne to purchase the following number of shares of LabOne common stock:

Executive Officer	Principal Amount of Loan	Number of Shares Purchased
Roger K. Betts	$15,312	2,500 shares
Thomas H. Bienvenu II	$9,188	1,500 shares
W. Thomas Grant II	$30,625	5,000 shares
Troy L. Hartman	$6,125	1,000 shares

The shares of LabOne common stock sold by LabOne pursuant to the program were sold from its treasury shares at a price per share equal to $6.125, which was the last sale price reported on the Nasdaq National Market on the trading day immediately prior to the day the loans were granted, as reported in the Wall Street Journal. Each loan provides for the payment of interest at an annual rate of eight percent (8%), which was the prime rate as of the date the loan was issued. Each loan made under the program is evidenced by a collateral note to LabOne by the executive officer receiving the loan.

Each loan provides that, commencing the calendar month after the month in which the loan is issued, the participant shall pay the outstanding principal balance of the loan and all accrued interest thereon biweekly in 130 equal installments, commencing with the first pay period in that month and continuing in each pay period thereafter, by means of automatic payroll deductions. In addition, the outstanding principal and accrued interest of each loan becomes due and fully payable on the first to occur of the following events: (a) termination of employment of the participant for any reason other than death; (b) 180 days after the death of the participant or (c) the fifth anniversary of the date the loan is issued. Upon the maturity of the loan, LabOne has the right to offset the outstanding principal and accrued interest under the loan against any compensation owing to the participant, including but not limited to any salary payments, severance payments and benefits, accrued vacation pay, business expense reimbursements and any other payments due LabOne or any subsidiary by the participant under the employment agreement between LabOne and the participant.

LabOne holds possession of any certificates representing the LabOne common stock pledged as collateral for each loan until the loan is paid in full. Each participant is prohibited from selling or otherwise disposing of the shares of Lab One common stock acquired with the loan for a period of one year following the date of purchase of the shares by the participant.

Fees for Legal Services

R. Dennis Wright, a director of LabOne, is a partner in the law firm of Morrison & Hecker L.L.P., Kansas City, Missouri, which provides legal services to LabOne and its subsidiaries. LabOne paid $536,000 to Morrison & Hecker L.L.P. for legal services in 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows as of March 12, 2001, the total number of shares of common stock beneficially owned by persons known to be beneficial owners of more than 5% of the outstanding stock.

Beneficial Owner	Shares of LabOne Beneficially Owned March 12, 2001[1,2]	Percentage of Outstanding Shares of LabOne Beneficially Owned
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	658,400	6.1%
William D. Grant One Ward Parkway, Suite 130 Kansas City, Missouri 64112	1,801,992[3]	16.8%
The Southern Fiduciary Group, Inc. 2325 Crestmoor Road, Suite 202 Nashville, Tennessee 37215	670,367[4]	6.3%
Wallace R. Weitz & Company 1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124-6008	775,550	7.2%
1.   Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.
2.   As reported in a Schedule 13G filed by the beneficial owner as of December 31, 2000.
3.   Mr. Grant has sole voting and investment power with respect to 893,972 shares and shared voting and investment power with respect to 908,020 shares. The shares as to which Mr. Grant has shared voting and investment power consist of 478,237 shares held by three family trusts as to which Mr. Grant, as co-trustee, shares voting and investment power with UMB Bank, N.A.; 295,158 shares held by two family trusts as to which Mr. Grant has the right to direct the voting and disposition of such shares and therefore shares voting and investment powers with the trustee, UMB Bank, N.A.; 60,649 shares in a family trust for Mr. Grant's niece, as to which Mr. Grant, as co-trustee, shares voting and investment power with UMB Bank, N.A.; and 73,976 shares owned by the wife of Mr. Grant, as to which Mr. Grant disclaims beneficial ownership.
4.   According to the Schedule 13G filed by the reporting person, the reporting person has sole voting power with respect to 407,435 shares and no voting power with respect to 262,992 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of March 12, 2001, for each director, each of the executive officers of LabOne on such date who are named in the summary compensation table on page 27 hereof, and all directors and executive officers of LabOne as a group, the total number of shares of common stock beneficially owned by such persons.

Beneficial Owner	Shares of LabOne Beneficially Owned[1,2]	Percentage of Outstanding Shares of LabOne Beneficially Owned[3]
Roger K. Betts	39,309[4]	*
Joseph H. Brewer, M.D.	7,945	*
Peter C. Brown	7,666	*
William D. Grant	1,801,992[5]	16.8%
W. Thomas Grant II	220,979[4,6]	2.0%
Thomas J. Hespe	110,369[4]	1.0%
John W. McCarty	20,000	*
Gregg R. Sadler	48,264[4]	*
Richard S. Schweiker	27,128	*
James R. Seward	74,006	*
Janet M. Stallmeyer	7,716	*
Chester B. Vanatta	8,666	*
John E. Walker	17,093[7]	*
R. Dennis Wright, Esq.	5,128	*
All directors and executive officers of LabOne as a group (19 persons)	2,576,905	23.0%

* Less than 1% of outstanding shares

1. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

2. Includes the following numbers of shares which such persons have the right to acquire within 60 days after March 12, 2001 pursuant to options granted under the LabOne Long-Term Incentive Plan: Roger K. Betts, 33,400 shares; Peter C. Brown, 4,400 shares; W. Thomas Grant II, 70,000 shares; Thomas J. Hespe, 106,000 shares; John W. McCarty, 14,000 shares; Gregg R. Sadler, 33,000 shares; Richard S. Schweiker, 22,000 shares; James R. Seward, 58,200 shares; Janet M. Stallmeyer, 4,400 shares; Chester B. Vanatta, 4,400 shares; and all directors and executive officers as a group, 503,700 shares.

3. For purposes of determining this percentage, the outstanding shares of LabOne include shares which such persons have the right to acquire within 60 days after March 12, 2001 pursuant to options granted under LabOne's long-term incentive plans.

4. Includes the following numbers of shares held in individually directed accounts of the named persons under LabOne's 401(k) profit-sharing plan, as to which each of such persons has sole investment power only: Roger K. Betts, 3,409 shares; W. Thomas Grant II, 27,290 shares; Thomas J. Hespe, 1,869 shares; Gregg R. Sadler, 7,865 shares; and all directors and executive officers as a group, 63,477 shares.

5. See footnotes 2 and 3 under SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

6. Includes 35,923 shares held by W. Thomas Grant II as custodian for his children, 67,500 shares held in a family trust for which W. Thomas Grant II serves as co-trustee and in that capacity shares voting and investment powers, and 2,473 shares owned by the wife of W. Thomas Grant II, as to which he disclaims beneficial ownership.

7. All of Mr. Walker's shares are owned by a revocable trust for Mr. Walker's wife, as to which he disclaims beneficial ownership.

SHAREHOLDER PROPOSALS

Shareholder nominations of candidates for election as directors or other shareholder proposals may be brought before the 2001 annual meeting only by shareholders entitled to vote at the meeting who give timely written notice thereof in compliance with Article VI of LabOne's by-laws, which notice must be delivered to the Secretary of LabOne not less than 10 days following the mailing date of this proxy statement.

Shareholder nominations or other proposals may be brought before the 2002 annual meeting of shareholders only by shareholders entitled to vote at such meeting who give timely written notice thereof in compliance with Article VI of the by-laws, which notice must be delivered to the Secretary of LabOne on the earlier of (a) 90 days prior to the date of such meeting or (b) if LabOne does not provide at least 100 days' prior notice or public announcement of the date of such meeting, the shareholder notice must be delivered to the Secretary not more than ten days following the mailing date of the notice or public announcement of the date of the meeting. To be considered for inclusion in the proxy statement and proxy for the 2002 annual meeting of shareholders, any shareholder proposal must be received at LabOne's corporate office by December 14, 2001.

GENERAL

The board of directors knows of no other matters which will be presented for consideration at the annual meeting other than those stated in the notice of annual meeting which is part of this proxy statement. If any other matter does properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

In addition to the solicitation of proxies from shareholders by mail, proxies may be solicited by directors, officers and other employees, by personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. LabOne requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting material to the beneficial owners of the shares of common stock held of record by such persons and will pay such brokers and other fiduciaries their reasonable out-of-pocket expenses incurred in connection therewith. All costs of solicitation, including the costs of preparing, assembling and mailing this proxy statement and all papers which now accompany or may hereafter supplement the same, will be borne by LabOne.

By Order of the Board of Directors

GREGG R. SADLER

Secretary

April 13, 2001

APPENDIX A

LabOne, Inc.

Charter of the Audit Committee of the Board of Directors

Organization

  This charter governs the operations of the Audit Committee (the Committee) of the Board of Directors (the Board). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board for any proposed changes to the charter.
  The Committee shall be appointed by the Board and shall consist of at least three directors, each of whom are independent of management and LabOne, Inc. (the Company). Members will be considered independent if they have no relationship that would interfere with the exercise of their independent judgment and meet the independence rules established by the NASD.
  All Committee members, in accordance with NASD requirements, shall be able to read and understand financial statements (or shall be able to do so within a reasonable time after appointment to the Committee) and at least one member shall have accounting or financial management expertise.

Statement of Policy

  The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to the Company's :
    financial reporting process
    systems of internal accounting and financial controls
    internal audit function
    annual independent audit of its financial statements, and
    any legal and regulatory compliance and ethics programs as may be established by management and the Board
  In providing this assistance, the Committee shall maintain and encourage free and open communications between the Committee, independent auditors, internal auditors, regulatory compliance personnel, and management.
  In fulfilling its oversight role, the Committee is empowered at its discretion to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company, and with the authority to retain outside legal counsel or other experts for this purpose.

Responsibilities and Processes

  The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of those activities to the Board. In this regard, it is to be understood that management is responsible for preparing the and reporting on those financial statements.
  Senior management should feel free to contact the Chair or any member of the Committee on any matter which they believe is important to be communicated.
  The Committee believes its policies and procedures for fulfilling its responsibilities should remain flexible in order to best react the changing conditions and circumstances. The following, however, shall be the principal recurring processes of the Committee in fulfilling its oversight responsibilities:
    The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the company's shareholders. The Committee shall have the authority and responsibility to evaluate, and where appropriate, recommend to the Board replacement of the independent auditors (no change in independent auditors shall be made without the concurrence of the Committee). The Committee shall ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, as required by the Independence Standards Board. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in such written disclosures. The Committee shall take, or recommend that the full board take, appropriate action to oversee the independence of the independent auditors should any relationship disclosed potentially impact the independence and objectivity of the auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.
    The Committee shall discuss with the internal auditors, if any, and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, if any, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors, if any, and the independent auditors, with and without management present, to discuss the results of their examinations.
    The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q or at the Committee's discretion prior to the release of the quarterly earnings announcement. Should members of the Committee be unavailable for this review, the Chair of the Committee may represent the Committee for the purposes of this review. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
    The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, significant judgments made and their reasonableness, and the completeness and clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based upon these reviews, the Committee shall report to the Board whether the Committee recommends inclusion of the financial statements in the Form 10-K.
    The Committee shall prepare any report from the Committee required to be included in the Company's proxy statement.
  The Committee may rely in good faith upon the records of the Company and upon the information, opinions, reports or statements presented to the Committee by management, the internal auditor and the independent auditors. The Committee shall not be required to verify any such information unless in the Committee's good faith judgment the circumstances justify such verification. The foregoing provisions of the charter notwithstanding, the Committee does not have a duty to do any of the following:
    plan or conduct audits,
    determine that the Company's financial statements are complete or accurate or prepared in accordance with generally accepted accounting principles, resolve disagreements, if any, between management and the independent auditors, conduct any investigations, or
    assure compliance by any person or entity with any laws and regulations or any legal compliance and ethics programs of the Company.

APPENDIX B

LabOne, Inc.

2001 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

              ARTICLE I                         GENERAL PROVISIONS

     1.1                                   Purpose of the Plan
    1.2                                   Administration
    1.3                                   Stock Subject to the Plan
    1.4                                   Eligibility to Receive Awards
    1.5                                   Form of Awards
    1.6                                   Certain Definitions

              ARTICLE II                       BONUS REPLACEMENT STOCK OPTION PROGRAM

    2.1                                   The Program
    2.2                                   Administration of the Program
    2.3                                   Shares Subject to the Program
    2.4                                   Eligibility
    2.5                                   Stock Options; Terms and Conditions
    2.6                                   Reload Options

              ARTICLE III                     STOCK PROGRAM FOR OUTSIDE DIRECTORS

    3.1                                   The Program
    3.2                                   Shares Subject to the Program
    3.3                                   Eligibility
    3.4                                   Compensation for Services
    3.5                                   Terms of Formula Options

              ARTICLE IV                       STOCK INCENTIVE PROGRAM

    4.1                                   The Program
    4.2                                   Administration of the Program
    4.3                                   Shares Subject to the Program
    4.4                                   Eligibility
    4.5                                   Form of Awards
    4.6                                   Stock Options
    4.7                                   Stock Appreciation Rights
    4.8                                   Restricted Stock and Restricted Stock Unit Awards
    4.9                                   Performance Units and Performance Shares
    4.10                                 Other Stock-Based Awards
    4.11                                 Performance-Based Awards
    4.12                                 Loans and Supplemental Cash Payments
    4.13                                 Miscellaneous Provisions

              ARTICLE V                         MISCELLANEOUS

   5.1                                   General Restrictions
   5.2                                   General Provisions Applicable to Awards
   5.3                                   Miscellaneous Plan Provisions

LabOne, Inc.

2001 LONG-TERM INCENTIVE PLAN

ARTICLE I

GENERAL PROVISIONS

1.1.     Purpose of the Plan.

                  The purpose of the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan") is to further the earnings of LabOne, Inc. ("LabOne") and its subsidiaries (collectively the "Company") by: (a) assisting the Company in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (b) providing for the award of long-term incentives to such officers, directors, employees and consultants.

                  The Plan includes separate programs designed to further the purposes of the Plan:   (i) the Bonus Replacement Stock Option Program, under which LabOne may permit or require employees who are eligible to receive annual incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of such incentive compensation, (ii) the Stock Program for Outside Directors, which provides for automatic annual grants of Shares to outside directors of LabOne of a portion of their annual retainer fees and an annual option to purchase Shares, and (iii) the Stock Incentive Program, which permits the award of stock incentives to officers, directors, key employees and consultants of the Company.

                  The Plan is not intended to be a Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. Certain capitalized terms used herein are defined in Section 1.6 below.

1.2.     Administration.

                  1.2.1     Composition of the Committee.     The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of LabOne (the "Board"). The members of the Committee shall be appointed by and may be changed from time to time in the discretion of the Board. The Board may, in its sole discretion, bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee. The Board may require that each member of a Committee authorized to grant Awards or make determinations with respect to a Reporting Person be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import. The Board may require that each member of a Committee authorized to grant Awards or make determinations with respect to a Covered Employee be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                  1.2.2.     Authority of the Committee.     The Committee shall have full and final power and authority to administer and interpret the Plan. In addition to such general power and authority, and subject to the provisions of the Plan, the Committee shall have such specific authority in administering each Program as provided in the Plan. The Committee shall have the power and authority to authorize the issuance of Shares pursuant to Awards granted under the Plan. Decisions of the Committee shall be final, binding and conclusive on all persons, including the Company and any Participant. The Committee may hold meetings and take action in the manner permitted under the applicable provisions of the Articles of Incorporation and By-laws of the Company, resolutions of the Board and applicable law, as amended from time to time. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award under the Plan.

                  1.2.3.     Power and Authority of the Board of Directors.     Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

1.3.     Stock Subject to the Plan.

                  1.3.1.     Number of Shares.     The aggregate number of Shares that may be subject to Awards under each Program shall be as specified in the Plan. Shares authorized for issuance or transfer pursuant to Awards under one Program may not be used to satisfy Awards under another Program. Shares issued or transferred under the Plan may be authorized and unissued Shares or treasury Shares.

                  1.3.2.     Adjustment to Shares Upon Certain Events.     In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected Participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding Awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding Awards as it deems equitable in its sole discretion. Fractional Shares resulting from any such adjustments shall be eliminated. No adjustment or action described in this Section 1.3.2 shall be authorized to the extent that such adjustment or action would (a) cause the Plan or any Incentive Stock Option granted or to be granted under the Plan to violate Section 422 of the Code, or (b) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (if the Board determines that such Performance-Based Awards should comply with such provisions).

                  1.3.3.     Limit on Individual Grants.     Subject to adjustment as provided in Section 1.3.2 hereof, (a) the maximum number of Shares subject to stock options which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 500,000 Shares, (b) the maximum number of Shares underlying stock appreciation rights which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 150,000 Shares and (c) the maximum number of Shares subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards which may be granted under the Plan in any calendar year to any Participant shall be 150,000 Shares. In addition, the maximum amount of compensation payable in respect of performance unit awards, cash in addition to an Award under Section 4.12 hereof and dividend equivalents under Section 4.13.2 hereof that may be paid in the aggregate under the Plan in any calendar year to any Participant shall not exceed $1,500,000. All determinations under this Section shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder, to the extent that the Board determines that Awards under the Plan should comply with such provisions.

                  1.3.4.     Limit on Certain Types of Awards.     Subject to adjustment as provided in Section 1.3.2 hereof, the maximum number of Shares which may be issued in the aggregate with respect to restricted stock and restricted stock unit awards under Section 4.8 hereof, performance share awards under Section 4.9 hereof and other stock-based awards payable in Shares pursuant to Section 4.10 hereof shall be 150,000 Shares, provided that Shares awarded pursuant to any such Award shall not, to the extent such Award expires or lapses or is terminated, forfeited or cancelled, be counted against the maximum number of Shares which may be issued pursuant to this Section 1.3.4.

1.4.     Eligibility to Receive Awards.

            All officers, directors, employees and consultants of the Company are eligible to be Participants in the Plan. Incentive Stock Options (as defined below) may be granted only to persons eligible to receive such options under the Code.

1.5.     Form of Awards.

            Subject to the provisions of the Plan, Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards as provided herein or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any successor provision ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options"). The types of Awards that may be granted under each Program are specified in the Plan.

1.6.     Certain Definitions

            1.6.1.     "Affiliate" of LabOne means any person or organization that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, LabOne.

            1.6.2.     "Award" means any award of stock options to purchase Shares, stock appreciation rights, performance units, performance shares, restricted stock, restricted stock units or other stock-based awards as provided herein or any combination of the above granted under the Plan.

            1.6.3.     "Beneficiary" means the person or persons designated in writing by the grantee of an Award as the grantee's Beneficiary with respect to such Award; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the grantee's estate or the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an Award. In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

            1.6.4.     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

            1.6.5.     "Covered Employee" means a "covered employee" for a particular taxable year of the Company within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder or any Participant who the Committee believes may be such a covered employee for a particular taxable year of the Company, and who the Committee believes may have remuneration in excess of $1,000,000 for such taxable year, as provided in Section 162(m) of the Code.

            1.6.6.     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

            1.6.7.     "Fair Market Value" of Shares shall mean the Fair Market Value of such Shares as determined in good faith by the Board or the Committee, provided that if the Shares are then traded on a national securities exchange or NASDAQ, the "Fair Market Value" of Shares as of a particular day shall mean the Closing Price of the Shares on the business day immediately prior to such day, unless the average of the Closing Price over a different number of days is selected by the Committee for purposes of such determination. "Closing Price" as of a particular day with respect to the Shares shall be the last sale price of the Shares, or in the absence thereof the average of the closing bid and asked prices of the Shares, on the national securities exchange on which such Shares are listed and principally traded or, if such Shares are not listed on any national securities exchange, as reported by NASDAQ.

            1.6.8.     "Outside Director" means a member of the Board of Directors who is not an employee of LabOne or any parent corporation or subsidiary corporation of LabOne (as defined in Sections 424(e) and (f) of the Code).

            1.6.9.     "Participant" means any person selected to receive an Award pursuant to the Plan.

            1.6.10.   "Performance-Based Awards" means Awards and other compensation payable under the Plan which the Committee from time to time determines are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

            1.6.11.   "Programs" means the Bonus Replacement Stock Option Program, the Stock Program for Outside Directors and the Stock Incentive Program. The Programs are sometimes referred to herein individually as the Program.

            1.6.12.   "Reporting Person" means any person subject to Section 16 of the Exchange Act, or any successor rule.

            1.6.13.   "Shareholder-Approved Performance Goals" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance-Based Awards described in Section 4.11 hereof. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Shareholder-Approved Performance Goals may be described in terms of objectives related to the performance of the Participant, LabOne, any subsidiary, or any division, unit, department, region or function within LabOne or any subsidiary in which the Participant is employed. Shareholder-Approved Performance Goals may be made relative to the performance of other companies. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Shareholder-Approved Performance Goals applicable to any Performance-Based Award shall be based on specified levels of or changes in one or more of the following criteria: (i) cash flow, which may include net cash flow from operations, or net cash flow from operations, financing and investing activities, (ii) earnings per share, (iii) pre-tax income, (iv) net income, (v) return on sales, (vi) return on equity, (vii) return on assets, (viii) return on capital, (ix) return on investment, (x) revenue growth, (xi) market share, (xii) retained earnings, (xiii) improved gross margins, (xiv) operating expense ratios, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) costs, (xvii) cost reductions or savings, (xviii) debt reduction, (xix) selling, general and administrative expenses, (xx) share appreciation and (xxi) total return to shareholders (share appreciation plus dividends).

            1.6.14.   "Shares" means shares of Common Stock, $.01 par value per share, of LabOne as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of any transaction described in Section 1.3.2 hereof.

            1.6.15.   "Subsidiary" of LabOne means any organization more than 50% of whose outstanding voting securities are beneficially owned, directly or indirectly, by LabOne.

ARTICLE II

BONUS REPLACEMENT STOCK OPTION PROGRAM

2.1     The Program.

            Under the Bonus Replacement Stock Option Program, LabOne may permit or require employees who are eligible to receive annual incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of such incentive compensation.

2.2.     Administration of the Program.

            In addition to the general power and authority specified in Section 1.2 hereof, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (a)  determine whether stock options will be granted under this Program in any calendar year, (b) determine the employees or classes of employees eligible to receive stock options under this Program in any calendar year, (c) determine the date or dates on which stock options will be granted under this Program, (d) determine whether participation in this Program will be elective or mandatory, (e) determine the number of Shares that may be subject to each stock option granted under this Program, (f) determine the amount of incentive compensation to be given up for each stock option granted under this Program, (g) determine the terms and conditions of any stock option and the terms and conditions of any agreement evidencing a stock option under this Program, (h) authorize the issuance of Shares pursuant to stock options granted under this Program, (i) interpret, construe and administer this Program and any instrument or agreement relating to or evidencing an award under this Program, (j) establish, amend, suspend or waive rules and guidelines relating to this Program and stock options granted hereunder, (k) correct any defect, supply any omission and reconcile any inconsistency in this Program or any stock option granted under this Program and (l) make any other determination or take any other action that it deems necessary or desirable for administration of this Program or any stock option granted hereunder.

2.3.     Shares Subject to the Program.

            The total number of Shares for which stock options may be granted under this Program each calendar year, beginning in 2001, shall be 3.0% of the total outstanding Shares as of the first day of such year, plus Shares available in previous years for which stock options have not been granted under this Program and Shares subject to the unexercised portion of stock options granted under this Program that have expired or lapsed or been terminated, forfeited or cancelled. If for any reason any stock option granted under this Program expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that results in fewer shares outstanding than were awarded pursuant to the stock option, the Shares subject to such stock option, to the extent of such expiration, lapse, termination, surrender, forfeiture, cancellation or decrease, shall again be available for award under this Program.

2.4.     Eligibility.

            Any salaried employee of the Company eligible to receive incentive compensation for a particular fiscal year of the Company shall be eligible to participate in this Program for such year.

2.5.     Stock Options; Terms and Conditions.

            2.5.1.     Non-Qualified Stock Option.     Each stock option granted under this Program shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

            2.5.2.     Consideration for Stock Options; Number of Shares.     Each stock option under this Program shall be granted in lieu of a portion of the optionee's cash payout under any incentive compensation plan or program of the Company. The Committee shall determine the number of Shares or the manner of determining the number of Shares available for such stock option grants in any calendar year, subject to the total number of Shares available under this Program for such year, and the amount or the method of determining the amount of annual incentive compensation to be given up by Participants in return for stock option grants, taking into consideration such factors in making such determinations as the Committee deems appropriate in its sole discretion.

            2.5.3.     Participation of Optionees.     Participation in this Program may be voluntary or mandatory, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established by the Committee.

            2.5.4.     Exercise Price.     The option exercise price to be paid for each Share purchased upon the exercise of a stock option under this Program shall be one hundred percent (100%) of the Fair Market Value of such Share on the date the stock option is granted, as determined by the Committee.

            2.5.5.     Vesting.     Under this Program, unless the Committee determines otherwise, (a) the total number of Shares subject to a stock option granted in lieu of incentive compensation for a calendar year shall become exercisable at the later later of the time the option is granted or the incentive compensation of the optionee for such calendar year is determined by the Committee and (b) if the employment of an optionee is terminated for any reason prior to the grant or the vesting of the stock option, the stock option shall be forfeited and any incentive compensation earned by the optionee shall be payable to the optionee as if an election to acquire stock options had not been made.

            2.5.6.     Term of Option.     Each stock option granted under this Program shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this Section. Under this Program, unless otherwise determined by the Committee prior to or at the time of the grant of a respective stock option, if the optionee's employment with the Company is terminated, the optionee may exercise any stock option granted under this Program that is exercisable on the date of termination of employment until the earlier of (a) the date on which the stock option expires and (b) the end of the applicable period below:

(i)     If the optionee's employment with the Company is terminated by reason of the optionee's normal retirement (within the meaning of the money purchase pension plan of LabOne), the stock option shall terminate five (5) years after the optionee's retirement date.

(ii)     If the optionee's employment with the Company is terminated by reason of the optionee's disability qualifying the optionee for long-term disability benefits under the LabOne's long-term disability plan, the stock option shall terminate five (5) years after the date of termination of employment.

(iii)     If the optionee's employment with the Company is terminated by reason of the optionee's death, the stock option shall terminate one (1) year after the date of death.

(iv)     If the optionee's employment with the Company is terminated by the Company without cause, the stock option shall terminate ten (10) years after the date of grant.

(v)     If the optionee's employment with the Company is terminated by the Company with cause, the stock option shall terminate ninety (90) days after the date of termination of employment. "Cause" means conduct by the optionee that reflects adversely on the optionee's honesty, trustworthiness or fitness as an employee, or the optionee's willful engagement in conduct that is demonstrably and materially injurious to the Company.

(vi)     If the optionee's employment with the Company is terminated by the optionee, the stock option shall terminate ninety (90) days after the date of termination of employment.

The foregoing notwithstanding, unless otherwise determined by the Committee, all outstanding stock options under this Program granted to the optionee, whether vested or unvested, shall automatically terminate if, during the term of the optionee's employment with the Company or after the termination of optionee's employment with the Company for any reason, the optionee shall, without the prior written consent of LabOne, directly or indirectly, individually or in concert with others, or through the medium of any other corporation, partnership, syndicate, association, joint venture, or other entity, or as an employee, officer, director, agent, consultant, partner, member or otherwise: (a) solicit, accept, divert or service, or attempt to solicit, accept, divert or service, any business similar to the type and character of business then engaged in by the Company from any person, corporation or other entity who was as of the date of the termination of the optionee's employment a customer of the Company, (b) solicit, induce or encourage any employee, contractor or agent of the Company to terminate employment or any other relationship with the Company or to compete with the Company in any manner, or (c) compete with the Company in any business conducted or planned to be conducted by the Company as of the date of the termination of the optionee's employment.

            2.5.7.     Payment for Shares.     Unless otherwise determined by the Committee, payment of the purchase price of the Shares with respect to which a stock option under this Program is exercised may be made in any of the following forms: (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the stock option by a number of Shares having a Fair Market Value equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of a stock option, (e) any other lawful consideration which is satisfactory to the Committee or (f) a combination of any of the foregoing. In lieu of delivering Shares, the person exercising the stock option may provide an affidavit in form satisfactory to the Committee regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the stock option, less a number of Shares having a Fair Market Value equal to such purchase price on the date of exercise, as determined by the Committee.

            2.5.8.     Manner of Exercise.     Any vested and exercisable stock option under this Program may be exercised in whole or in part at any time or from time to time prior to the expiration or termination of the stock option by giving written notice, signed by the person exercising the stock option, to LabOne stating the number of Shares with respect to which the stock option is being exercised, accompanied by payment in full of the exercise price for the number of Shares to be purchased. No stock option may exercised at any time with respect to a fractional Share. Any stock option of a deceased optionee may be exercised, to the extent vested at the time of such optionee's death, by the optionee's Beneficiary.

            2.5.9.     Effect of Certain Transactions on Stock Options.     In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne; the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding stock options granted under this Program: (i) provide that such stock options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the optionee, provide that the stock option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the stock option shall terminate.

2.6.     Reload Options.

            2.6.1.     Grant of Reload Option; Number of Shares; Price.     Under this Program, the Committee may provide that an optionee shall have the right to a reload option, which shall be subject to the terms and conditions set forth herein. Subject to Sections 2.6.2 and 2.6.3 hereof and to the availability of Shares to be optioned under this Program, if an optionee has a stock option to purchase Shares (the "original option") with reload rights and pays for the exercise of the original option and/or the tax withholding obligation related to the exercise by surrendering Shares or directing LabOne to withhold Shares, the optionee shall receive a new stock option ("reload option") to purchase a number of Shares up to the number so surrendered and/or directed to be withheld, as determined by the Committee, at an exercise price equal to the Fair Market Value of the Shares on the date of the exercise of the original option.

            2.6.2.     Minimum Purchase Required     A reload option will be granted under this Program only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the Shares remaining under the original option if less than 25% of the Shares remain to be exercised).

            2.6.3.     Other Requirements.     A reload option: (a) will not be granted if the Fair Market Value of the Shares on the date of exercise of the original option is less than the exercise price of the original option; (b) will not be granted if the optionee is not, on the exercise date, an employee of the Company; (c) will not be granted if the original option is exercised less than one year before the expiration of the original option; and (d) with respect to original options transferred by the optionee to another person in accordance with this Program, reload options shall be granted to the optionee upon exercise by the transferee to the same extent as if the optionee had exercised the original option in a similar manner.

            2.6.4.     Term of Option.     The reload option shall expire or terminate on the same date as the original option would expire or terminate under Section 2.5.

            2.6.5.     Type of Option.     The reload option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

            2.6.6.     No Additional Reload Options.     The reload option shall not include any right to a second reload option.

            2.6.7.     Date of Grant; Vesting.     The date of grant of the reload option shall be the date of the exercise of the original option. Reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all Shares purchased upon the exercise of the original option (except for any Shares withheld to pay the exercise price or for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. The reload option shall become exercisable in full if the optionee terminates employment by reason of the optionee's death, disability qualifying for long-term disability benefits under the LabOne's long-term disability plan, or normal retirement (within the meaning of the money purchase pension plan of LabOne). In no event shall a reload option be exercised after the original option expires or terminates as provided in Section 2.5 .

            2.6.8.     Compliance with Section 16(b).     In connection with reload options for executive officers who are subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

            2.6.9.     Other Terms and Conditions.     Except as otherwise provided herein, all the provisions of this Program and the provisions of the Plan applicable to this Program shall apply to reload options.

ARTICLE III

STOCK PROGRAM FOR OUTSIDE DIRECTORS

3.1.     The Program.

            The Stock Program for Outside Directors provides for the automatic annual grant to Eligible Directors of (a) a portion of their annual retainer fees in Shares and (b) an option to purchase Shares.

3.2.     Shares Subject to the Program.

            The total number of Shares that may be issued or transferred pursuant to this Program shall be 300,000 Shares, subject, however, to adjustment as provided in Section 1.3.2. hereof. If for any reason any stock option granted under this Program expires or lapses or is terminated, forfeited or cancelled, the Shares subject to such stock option, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under this Program.

3.3.     Eligibility.

            All members of the Board who are not employees of LabOne or any of its Subsidiaries or Affiliates shall be eligible to participate in this Program (the "Eligible Directors").

3.4.     Compensation for Services.

            3.4.1.     Annual Retainer Fee.     On the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is an Eligible Director of LabOne on such day shall receive as compensation for his or her services an annual retainer fee of (a) $7,500 in cash and (b) a grant of a number of Shares having a value equal to $2,500, based upon the Fair Market Value of the Shares on the date of grant.

            3.4.2.     Annual Grant of Stock Options.     On the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is an Eligible Director of LabOne on such day shall automatically receive a grant of a stock option to purchase that number of Shares equal to 50,000 divided by the Fair Market Value per Share on such date (a "Formula Option").

            3.4.3.     Partial Awards.     Each person appointed by the Board to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors as of any date other than the date of the annual meeting of the shareholders of LabOne and who qualifies as an Eligible Director shall receive (a) under Section 3.4.1 a proportionate share of the cash payment of $7,500 and a proportionate grant of a number of Shares having a value equal to $2,500 based upon the Fair Market Value of the Shares on such date, and (b) under Section 3.4.2 a proportionate grant of a Formula Option to purchase a number of Shares based upon the Fair Market Value on such date. The proportionate amounts shall be determined by multiplying the foregoing amounts by a fraction (i) the numerator of which shall be the number of full or partial months such Director is scheduled to be serve between the date of his election as a Director and the month during which the next succeeding annual meeting of the shareholders of LabOne is scheduled to be held, and (ii) the denominator of which shall be twelve.

            3.4.4.     Other Compensation.     Each person who is an Eligible Director of LabOne shall receive such other compensation, including without limitation compensation for his services at each meeting of the Board and committee of the Board attended, as shall be determined from time to time by the Board.

            3.4.5.     Fractional Shares.     Any fractional Share that may be issuable pursuant to this Section 3.4 shall be rounded to the nearest whole Share.

3.5.     Terms of Formula Options.

            3.5.1.     Non-Qualified Stock Option.     Each Formula Option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

            3.5.2.     Option Price.     The option exercise price to be paid by each such Eligible Director for each Share purchased upon the exercise of a Formula Option shall be one hundred percent (100%) of the Fair Market Value of the Shares on the date the Formula Option is granted.

            3.5.3.     Vesting Schedule.     Each Formula Option shall become exercisable during the term of the Eligible Director's service as a director of LabOne with respect to one-third of the Shares subject to such option on the first anniversary of the date of grant, one-third of the Shares subject to such option on the second anniversary of the date of grant and the remaining Shares subject to such option on the third anniversary of the date of grant; provided that, notwithstanding the foregoing, the Formula Option shall become exercisable in full upon (a) the occurrence of a Change of Control (as defined in Section 3.5.8 hereof) during the Eligible Director's service or at the time of the termination of the Eligible Director's service as a director of LabOne, provided the Formula Option has been outstanding for at least one hundred eighty (180) days at the time of such occurrence or (b) termination of the Eligible Director's service as a director of LabOne due to the Eligible Director's death or permanent and total disability.

            3.5.4.     Term of Option.     Each Formula Option shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this subsection. In the event that a Eligible Director's service as a director of LabOne terminates for any reason, the Eligible Director (or in the event of death the Eligible Director's Beneficiary) shall have the right to exercise the Formula Option, to the extent the Formula Option was exercisable at the time of such termination, at any time within one (1) year after the date of termination of service, provided that in no event may the Formula Option be exercised after the tenth anniversary of the date of grant. Upon the earlier of the tenth anniversary of the date of grant or the end of such one (1) year period, the Formula Option shall expire.

            3.5.5.     Payment for Shares.     Unless otherwise determined by the Committee, the option exercise price of the Shares with respect to which a Formula Option is exercised shall be payable in full at the time of exercise in (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to LabOne to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option by a number of Shares having a Fair Market Value on the date of exercise equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of a Formula Option, (v) any other lawful consideration satisfactory to the Committee or (e) a combination of any of the foregoing. In lieu of delivering Shares, the person exercising the Formula Option may provide an affidavit in form satisfactory to the Committee regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option, less a number of Shares having a Fair Market Value equal to such purchase price on the date of exercise.

            3.5.6.     Time and Manner of Exercise.     Any vested and exercisable Formula Option may be exercised in whole or in part at any time or from time to time prior to the expiration or termination of the Formula Option by giving written notice, signed by the person exercising the Formula Option, to LabOne stating the number of Shares with respect to which the Formula Option is being exercised, accompanied by payment in full of the exercise price for the number of Shares to be purchased. No Formula Option may exercised at any time with respect to a fractional Share. Any Formula Option of a deceased Eligible Director may be exercised, to the extent vested and exercisable on the date of death of the Eligible Director, by the Eligible Director's Beneficiary.

            3.5.7.     Effect of Certain Transactions on Formula Options.     In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne; the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding Formula Options: (i) provide that such Formula Option shall be assumed or an equivalent stock option shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to an Eligible Director, provide that the Formula Option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Formula Option shall terminate.

            3.5.8.     Definition of Change of Control.     For purposes of this Program, "Change of Control" means the occurrence of any of the following events:

          (a) a majority of the Board ceases to consist of Continuing Directors ("Continuing Director" means any person who was a member of the Board as of the date of this Plan, and any person who subsequently becomes a member of such Board if such person's election or nomination for election to such Board by LabOne's shareholders is recommended or approved by a majority of the Continuing Directors, excluding any person elected or appointed to the Board to avoid or settle a threatened or actual election contest);

          (b) LabOne merges or consolidates with another corporation or other entity and as a result of such transaction the shareholders of LabOne immediately prior to such transaction beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent); or

          (c) the shareholders of LabOne approve an agreement (including a plan of liquidation) to sell or otherwise dispose of all or substantially all of the assets of LabOne (other than to one or more subsidiaries on LabOne), unless such sale or other disposition is (i) approved by a majority of the Continuing Directors of LabOne, and (ii) is specifically designated by a majority of the Continuing Directors not to constitute a change of control for purposes of this Program.

            3.5.9.     Additional Awards     Nothing in this Program or the Plan shall be deemed to prevent LabOne from granting stock options or Shares to any Eligible Director under any other program, plan or agreement adopted by LabOne.

            3.5.10.     Expiration of Program.     Awards under this Program shall continue to be granted so long as the Plan continues in effect, or until the Shares available for Awards under this Program shall no longer be sufficient to grant each Eligible Director the Shares and Formula Option provided in Section 3.4 hereof. At such time as there are insufficient Shares, the remaining Shares shall be used first to make the grants under Sections 3.4.1 and 3.4.3 hereof of the remaining Shares among the Eligible Directors entitled thereto on a pro rata basis, and second to make the grants of Formula Options under Sections 3.4.2 and 3.4.3 hereof among the Eligible Directors entitled thereto on a pro rata basis.

ARTICLE IV

STOCK INCENTIVE PROGRAM

4.1.     The Program.

     The Stock Incentive Program permits the Committee to grant Awards to officers, directors, employees and consultants of the Company.

4.2.     Administration of this Program.

            In addition to the general power and authority specified in Section 1.2.2. hereof, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (a)  determine the eligible persons to whom Awards shall be made under this Program, (b) determine the type or types of Awards to be granted to each Participant hereunder, (c) determine the time or times when Awards shall be granted, (d)  determine the terms and conditions of Awards and the terms and conditions of any agreement evidencing an Award, (e) authorize the issuance of Shares pursuant to Awards granted under this Program, (f) make determinations of the Fair Market Value of Shares pursuant to this Program, (g) interpret, construe and administer this Program and any instrument or agreement relating to or evidencing an Award under this Program, (h) establish, amend, suspend or waive rules and guidelines relating to this Program and Awards hereunder, (i) correct any defect, supply any omission and reconcile any inconsistency in this Program or any Award granted under this Program and (j) make any other determination or take any other action that it deems necessary or desirable for administration of this Program or any Award hereunder.

4.3.     Shares Subject to this Program.

            The aggregate number of Shares which may be issued or transferred pursuant to Awards under this Program shall be 300,000 Shares, subject, however, to adjustment as provided in Section 1.3.2 hereof. If for any reason any Award expires or lapses or is terminated, forfeited or cancelled, the Shares subject to such Award, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under this Program. Notwithstanding the provisions of this Section 4.3, Shares shall not again become subject to Awards to the extent that such action would cause any Incentive Stock Option granted or to be granted under this Program to fail to qualify as an incentive stock option under Section 422 of the Code.

4.4.     Eligibility.

            All officers, directors, employees and consultants of the Company are eligible to be Participants in this Program.

4.5.     Form of Awards.

            Subject to the provisions of the Plan, Awards may be made under this Program from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards as provided herein or any combination of the above.

4.6.     Stock Options.

            4.6.1.     Award of Stock Options.     Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each stock option granted by the Committee under this Program, which may include without limitation: (a) the type of option (Incentive Stock Option or Nonqualified Stock Option), (b) the number of Shares subject to the option, (c) the time or times at which and/or the conditions upon which the option shall become exercisable in whole or in part, (d) the term of the option, provided that the term of an option shall not be greater than ten (10) years, and (e) the exercise price per Share, provided that the exercise price per Share shall not be less than the Fair Market Value of a Share on the date of grant, as determined by the Committee (subject to subsequent adjustment as provided in Section 1.3.2 hereof). The Committee, in its discretion, may provide for circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option granted under this Program, in whole or in part, at any time. A stock option granted under this Plan shall be an Incentive Stock Option only if the stock option is designated as an Incentive Stock Option in the Award Agreement.

            4.6.2.     Payment for Shares.     The Committee shall determine the form of payment of the purchase price of the Shares with respect to which an option is exercised, which may include without limitation (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the option by a number of Shares having a Fair Market Value equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of an option, (e) any other lawful consideration, including, without limitation, an Award or a note or other commitment satisfactory to the Committee or (f) a combination of any of the foregoing.

            4.6.3.     Incentive Stock Options.     In the case of an Incentive Stock Option, each Award shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such option as an Incentive Stock Option within the meaning of Section 422 of the Code or any successor provision.

            4.6.4.     Reload Provisions.     Options may contain a provision automatically granting a reload option to a Participant who surrenders Shares or directs the Company to withhold Shares in order to pay all or a portion of the exercise price of a stock option or the tax required to be withheld pursuant to the exercise of a stock option granted under this Program. The number of Shares subject to the reload option shall not be greater than the number of shares so surrendered or withheld, as determined by the Commitee. The date of grant of the reload option shall be the date on which the Participant surrenders the Shares in respect of which the reload option is granted. The reload option shall have an exercise price equal to the Fair Market Value of a Share on the date of grant of the reload option, as determined by the Committee, shall have a term that is no longer than the original term of the underlying stock option and shall have such other terms and conditions as shall be determined by the Committee in its discretion, subject to the terms of the Plan.

4.7.     Stock Appreciation Rights.

            4.7.1.     Award of SARs     Stock Appreciation Rights ("SARs") may be granted by the Committee either in connection with a previously or contemporaneously granted stock option under this Program or independently of a stock option. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each SAR. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (a) the Fair Market Value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (b) a specified price which shall not be less than 100 percent of the Fair Market Value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the Shares subject to the option.

            4.7.2.     SARs Related to Stock Options     If an SAR is granted in relation to a stock option, unless otherwise determined by the Committee, (a) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable, (b) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR and (c) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option, provided that an SAR granted with respect to less than the full number of Shares covered by a related option shall not be reduced until the related option has been exercised or has terminated with respect to the number of Shares not covered by the SAR.

            4.7.3.     Other Terms     Each SAR shall have such other terms and conditions as the Committee shall determine in its sole discretion, provided that the term of an SAR shall not be greater than ten (10) years. The Committee may, in its discretion, provide in the Award circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time. Upon exercise of an SAR, payment shall be made in cash, Shares at Fair Market Value on the date of exercise, other Awards, other property or any combination thereof, as the Committee may determine.

4.8.     Restricted Stock and Restricted Stock Unit Awards.

            4.8.1.      Restricted Stock and Restricted Stock Unit Awards     Restricted stock awards under this Program shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee, which are subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee. Restricted stock unit awards under this Program shall consist of units representing the right to receive Shares free of any purchase price or for such purchase price as may be established by the Committee, which are subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee.

            4.8.2.     Restriction Period.     Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee shall determine the terms and conditions upon which any restrictions upon restricted stock or restricted stock units awarded under this Program shall expire, lapse, or be removed. The Committee, in its discretion, may provide in the Award circumstances under which the restricted stock or restricted stock units shall become immediately transferable and nonforfeitable, or under which the restricted stock or restricted stock units shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any restricted stock or restricted stock units at any time.

            4.8.3.     Restrictions Upon Transfer; Rights as a Shareholder.     Restricted stock, including the right to vote such restricted stock and to receive dividends thereon, and restricted stock units may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such restricted stock or restricted stock units, except to the extent determined by the Committee. Notwithstanding the foregoing, and except as otherwise provided in the Plan or determined by the Committee, the grantee of the restricted stock shall have all of the other rights of a shareholder, including, but not limited to, the right to receive dividends and the right to vote such Shares. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Shares subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. Unless the Committee otherwise provides in an Award Agreement, holders of restricted stock units shall have no rights as shareholders of LabOne. The Committee may provide in an Award Agreement that the holder of restricted stock units shall be entitled to receive, upon LabOne's payment of a cash dividend on outstanding Shares, a cash payment for each restricted stock unit held equal to the per-Share dividend paid on outstanding Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional restricted stock units at a price per unit equal to the Fair Market Value of a Share on the date such dividend is paid, as determined by the Committee, and shall be subject to the same restrictions as the restricted stock units to which such dividends or distributions relate.

            4.8.4.     Restricted Stock Certificates.     Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any certificate or certificates are to be issued, the Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee, may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee, and may provide for any appropriate legend to be borne by the certificate or certificates.

4.9.     Performance Units and Performance Shares.

            Performance unit and performance share awards under this Program shall entitle grantees to future payments based upon the achievement of pre-established performance objectives. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions applicable to each performance unit or performance share award, which may include without limitation the following: (a) one or more performance periods, (b) the initial value of each performance unit subject to a performance unit award or the number of Shares subject to a performance share award, (c) performance targets to be achieved during each applicable performance period and (d) the terms of payment of performance unit and performance share awards. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance. At any time prior to payment of a performance unit or performance share award, the Committee may adjust previously established performance targets or other terms and conditions to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events. Payment on performance unit and performance share awards may be made in cash, Shares, other Awards, other property or any combination thereof, as the Committee may determine.

4.10.     Other Stock-Based Awards.

            The Committee may grant to Participants, either alone or in addition to other Awards granted under this Program and the Plan, Awards which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities or other instruments convertible into Shares). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Such Awards may be paid in Shares, cash, other Awards, other property or any combination thereof, as the Committee may determine. Such Awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. The form or forms of consideration payable for Shares or other securities delivered pursuant to a purchase right granted under this Section may include any form of consideration specified in Section 4.6.2 hereof. The Committee may establish certain performance criteria that may relate in whole or in part to receipt of awards hereunder. The provisions of this Section 4.10 notwithstanding, any stock option to purchase Shares, SAR, restricted stock or restricted stock unit award or performance share award granted under this Program must comply with the provisions of this Program applicable to such Award.

4.11.     Performance-Based Awards.

            4.11.1.     Applicability.     Awards granted and other compensation payable under this Program which are intended to qualify as Performance-Based Awards shall be subject to the provisions of this Section. In the event of any conflict between the provisions of this Section and any other provisions of this Program or the Plan, the provisions of this Section shall prevail.

            4.11.2.     Performance Goals.     The specific performance goals for the Performance-Based Awards granted under Sections 4.8, 4.9, 4.10, 4.12 and 4.14.3 hereof shall be one or more Shareholder-Approved Performance Goals, as selected by the Committee in its sole discretion. To the extent required under Section 162(m) of the Code and the regulations promulgated thereunder, the Committee shall (a) establish in the applicable Award Agreement the specific performance targets relative to the Shareholder-Approved Performance Goals which must be attained before compensation under the Performance-Based Award becomes payable, (b) provide in the applicable Award Agreement the method for computing the amount of compensation payable to the Participant if the target or targets are attained, and (c) at the end of the relevant performance period and prior to any payment of compensation, certify whether the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing compensation shall be established within the time period permitted under Section 162(m) of the Code and the regulations promulgated thereunder. The Committee may reserve the right in any Award Agreement covering a Performance-Based Award to reduce the amount payable at a given level of performance. The Committee shall be precluded from increasing the amount of compensation payable that would otherwise be due upon attainment of a performance goal contained in a Performance-Based Award, to the extent required under Section 162(m) of the Code and the regulations promulgated thereunder for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

            4.11.3.     Modification of Performance Goals.     Except where a modification would cause a Performance-Based Award to no longer qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee may in its discretion modify any performance goal or target relating to a Performance-Based Award, in whole or in part, as the Committee deems appropriate and equitable, subject to the provisions of Section 5.2.6 hereof.

            4.11.4.     Discretion; Compliance.     Notwithstanding any other provision of this Program or the Plan to the contrary, neither the Board nor the Committee shall be entitled to exercise any discretion otherwise authorized under this Program with respect to any Performance-Based Award or with respect to the amendment or modification of any provision of this Program without shareholder approval, if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Notwithstanding any other provision of this Program to the contrary, this Program and the Plan shall be deemed to include such additional limitations or requirements set forth in Section 162(m) of the Code and the regulations and rulings promulgated thereunder which are required to be included in the Plan in order for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, and this Program shall be deemed amended to the extent necessary to conform to such limitations and requirements from time to time.

4.12.     Loans and Supplemental Cash Payments.

            The Committee in its sole discretion to further the purpose of this Program may provide for cash payments to individuals in addition to an Award under this Program, or loans to individuals in connection with all or any part of an Award under this Program. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee, provided that in no event shall the amount of payment exceed:

          (a)     In the case of an option, the excess of the Fair Market Value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

          (b)     In the case of an SAR, performance unit, performance share, restricted stock, restricted stock unit or other stock-based award, the value of the Shares and other consideration issued in payment of such Award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

4.13     Miscellaneous Provisions.

            4.13.1.     Multiple or Successive Awards.     Each type of Award under this Program may be made alone, in addition to or in relation to any other Award. Multiple Awards, multiple forms of Awards, or combinations thereof may be evidenced by a single Award Agreement or multiple Award Agreements, as determined by the Committee. Successive Awards may be granted under this Program to the same Participant whether or not any Awards previously granted to such Participant remain outstanding. No person shall have any claim or right to be granted an Award under this Program.

            4.13.2.     Dividends.     In the discretion of the Committee, any Award under this Program may provide the Participant with dividends or dividend equivalents payable in cash or property, currently or deferred, with or without interest. Dividend equivalents granted with respect to a stock option which is a Performance-Based Award may not be made contingent upon exercise of the stock option, to the extent prohibited by Section 162(m) of the Code and the regulations promulgated thereunder with respect to qualified performance-based compensation.

            4.13.3.     Termination of Employment or Consulting Arrangement.     The Committee shall determine the effect, if any, on an Award under this Program of the disability, death, retirement or other termination of employment or services of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Beneficiary may receive payment of an Award or exercise rights thereunder.

ARTICLE V

MISCELLANEOUS

5.1.     General Restrictions.

            Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Shares in order to satisfy the requirements of federal and state securities laws, or (d) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of Shares thereunder, such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained. Any such restriction affecting an Award shall not extend the time within which the Award may be exercised; and none of the Company, its directors or officers or the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an Award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction. LabOne is no under obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any securities exchange or inter-dealer quotation system to effect such compliance. The Committee may impose such conditions upon the issuance of Shares under the Plan as the Committee deems necessary or desirable to cause such issuance to comply with applicable legal requirements and with the requirements of any securities exchange or inter-dealer quotation system on which LabOne's securities are then traded.

5.2.     General Provisions Applicable to Awards.

            5.2.1.     Award Agreements.     Unless otherwise determined by the Committee, (a) each Award under the Plan shall be evidenced by a written agreement entered into by and between LabOne and the Participant ("Award Agreement"), containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee in its sole discretion deems necessary or advisable, (b) each Participant to whom an Award has been granted shall agree that such Award shall be subject to all of the terms and conditions of the Plan and the terms and provisions of the applicable Award Agreement and (c) a Participant shall have no rights with respect to any Award unless the Participant shall have executed and delivered to the Company a copy of the Award Agreement with respect to such Award. The Committee may invalidate an Award under the Stock Incentive Program at any time before any required Award Agreement is signed and delivered by the Participant, and such Award shall be treated as never having been granted.

            5.2.2.     Committee Discretion.     The Committee's determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

            5.2.3.     Transferability.     Unless the Committee determines otherwise, a Participant's rights and interest under any Award or any Award Agreement may not be assigned or transferred in whole or in part, voluntarily or involuntarily, including by operation of law, except by will, by the laws and descent and distribution or pursuant to an effective Beneficiary designation.

            5.2.4.     Withholding.

          (a)     Prior to the issuance or transfer of Shares or other property under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by delivering Shares or electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of such Shares shall be the Fair Market Value of the stock on the date that the amount of tax to be withheld is determined (the Tax Date). Such Election must be made on or prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may be made unless otherwise determined by the Committee, in its discretion.

          (b)     Whenever payments to a Participant in respect of an Award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any Federal, state or local withholding tax requirements.

            5.2.5.     Deferred or Installment Payments.     Except with respect to Formula Options, the Committee may provide that the issuance of Shares or the payment or transfer of cash or property upon the settlement of Awards under this Program may be made in a single payment or transfer or in installments, and may authorize the deferral of, or permit a Participant to elect to defer, any such issuance, payment or transfer, all in accordance with such rules, requirements, conditions and procedures as may be established by the Committee. The Committee may also provide that any such installment or any such deferred issuance, payment or transfer shall include the payment or crediting of dividend equivalents, interest or earnings on deferred amounts.

            5.2.6.     Amendment of Awards.     Subject to the terms and conditions of the Plan and any Award Agreement, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award (including the applicable Award Agreement) in any manner, prospectively or retroactively, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, convert an Incentive Stock Option to a Nonqualified Stock Option, accept the surrender of any outstanding Award and authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if such amendment or modification, taking into account any related action, materially and adversely affects a Participant's rights under an Award or an Award Agreement, such Participant shall have consented to such amendment or modification. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to Section 1.3.2 of the Plan. The Committee may not amend any outstanding Award or Award Agreement relating to a Formula Option to the extent that such amendment would cause the provisions of this Plan applicable to Formula Options and the provisions of the Award or Award Agreement to fail to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act and the instructions thereto, unless the grant of the Formula Option otherwise qualifies for exemption under Rule 16b-3.

            5.2.7.     Limitation on Amendment of Awards.     Notwithstanding Section 5.2.6 hereof, unless approved by the shareholders of LabOne in accordance with Missouri law, (a) neither the Board nor the Committee shall amend or modify the terms of any outstanding Award relating to any stock option or SAR (including the applicable Award Agreement) to reduce the exercise price per Share and (b) no stock option or SAR shall be cancelled and replaced with any Award or Awards having a lower exercise price. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to Section 1.3.2 hereof.

            5.2.8.     Forfeiture and Restrictions on Transfer.     Except Award Agreements relating to Formula Options, each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Shares acquired pursuant to an Award or otherwise and may also provide for such restrictions on transferability of Shares acquired pursuant to an Award or otherwise that the Committee may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Participant not compete with the Company for a specified period of time.

            5.2.9.     Change of Control.     Subject to the terms and conditions of the Plan, the Committee may include such provisions in the terms of an Award or Award Agreement under this Program relating to a change of control of the Company (as defined by the Committee) as the Committee determines in its discretion. Such provisions may include, without limitation, provisions which: (a) provide for the acceleration of any time period relating to the exercise, realization, payment of the Award, (b) provide for the termination, cancellation or expiration of the Award in whole or in part, (c) provide for payment to the Participant of cash or other property with a Fair Market Value, as determined by the Committee, equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change of control, (d) adjust the terms of the Award in a manner determined by the Committee to reflect the change of control or (e) cause the Award to be assumed, or new rights substituted therefor, by another entity.

5.3     Miscellaneous Plan Provisions.

            5.3.1.     Rights of a Shareholder.     Except as otherwise provided in Section 4.8 hereof and subject to the provisions of the applicable Award Agreement, the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to such Participant, and the issuance of Shares shall confer no retroactive right to dividends.

            5.3.2.     Rights to Terminate Employment or Services.     Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or to continue providing services to the Company or affect any right that the Company may have to terminate the employment or services of such person.

            5.3.3.     Amendment and Termination of Plan.     The Board may terminate, amend, modify or suspend the Plan at any time, subject to such shareholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that, subject to Section 1.3.2 hereof, the Board may not, unless such amendment is approved by the shareholders of LabOne in accordance with Missouri law, amend the Plan to (a) increase the number of Shares available for the grant of Awards under any Program, (b) increase the maximum individual limits on Awards set forth in Section 1.3.3 hereof, (c) increase the maximum number of Shares which may be subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards pursuant to Section 1.3.4 hereof, (d) decrease the minimum per Share exercise price of stock options or the minimum per Share specified price for SARs under the Plan, (e) increase the number of Shares which may granted to Eligible Directors under Section 3.4 or may be subject to Formula Options granted under Section 3.4 (except pursuant to Section 1.3.2), (f) increase the maximum term of stock options or SARs under the Plan, (g) change or modify the provisions of Section 5.2.7 hereof or (h) extend the date in Section 5.3.5 after which no Incentive Stock Option and no Award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted. If any such termination, modification, amendment or suspension of the Plan shall materially and adversely affect the rights of any grantee or Beneficiary under an Award previously granted, the consent of such grantee or Beneficiary shall be required, provided that it shall be conclusively presumed that any adjustment pursuant to Section 1.3.2 hereof does not materially and adversely affect any such right.

            5.3.4.     Effect on Other Plans; Nature of Payments.     Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements or other benefit or incentive plans or shall affect any Participant's eligibility to participate in any other such arrangement or plan. Each grant of an Award and each issuance of Shares thereunder shall be in consideration of services performed for the Company by the Participant receiving the Award. Each such grant and issuance shall constitute a special incentive payment to the Participant receiving the Award and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise provide.

            5.3.5.     Effective Date and Duration of Plan.     The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the shareholders of Lab One in accordance with Missouri law before the first anniversary of the date the Plan is adopted by the Board, and provided, further, that no payment on any Award shall be made unless and until such shareholder approval is obtained. Unless it is sooner terminated in accordance with Section 5.3.3 hereof, the Plan shall remain in effect until all Awards under the Plan have been satisfied or have expired or otherwise terminated, but no Incentive Stock Option or Award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders of LabOne.

            5.3.6.     Unfunded Plan.     The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 4.8 hereof. Unless otherwise determined by the Committee, neither the Company nor any Affiliate shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Affiliate to pay any grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan, and no such obligations will be deemed to be secured by a pledge of or encumbrance on any property of the Company or an affiliate.

            5.3.7.     Curative Provision.     If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (to the extent that the Board has determined that the Plan or such Award should comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set forth herein; provided that, to the extent any stock option intended to qualify as an Incentive Stock Option cannot so qualify, that stock option to that extent shall be deemed a Nonqualified Stock Option for all purposes of the Plan.

            5.3.8.     Governing Law.     The Plan shall be governed by, and shall be construed, enforced and administered in accordance with, the internal laws of the State of Missouri (without giving effect to conflict of laws principles thereof), except to the extent that such laws may be superseded by any Federal law.

APPENDIX C

FORM OF PROXY CARD

LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219

The undersigned hereby appoints W. Thomas Grant II and Gregg R. Sadler, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the annual meeting of shareholders of LabOne, Inc., at 10101 Renner Boulevard, Lenexa, Kansas, on May 24, 2001, at 3:00 p.m. local time, and at any adjournment or postponement, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the election of Class B directors, the proposals stated on the reverse side of this proxy card, and any other matter brought before the meeting, all as set forth in the proxy statement delivered with respect to the annual meeting

Please sign, date and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
LabOne, Inc.

May 24, 2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON PROPOSALS 1, 2 and 3

1. The election of the following nominees as Class B directors, as set forth in the proxy statement (or a substitute nominee or nominees designated by the board of directors if any of them becomes unavailable)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through that nominee's name in the list)

Nominees:

Joseph H. Brewer, M.D.
William D. Grant
Chester B. Vanatta

Authority Granted to vote FOR all nominees [  ]
Authority WITHHELD from voting on all nominees [  ]

2. Ratification of the appointment of KPMG LLP as independent certified public accountants

FOR [  ]         AGAINST [  ]         ABSTAIN [  ]

3. Approval of the 2001 Long Term Incentive Plan

FOR [  ]         AGAINST [  ]         ABSTAIN [  ]

This proxy confers discretionary authority to vote upon certain matters, as described in the accompanying proxy statement.

Unless otherwise marked, the proxy will be deemed marked "FOR" on proposals 1, 2 and 3

This proxy is solicited by the board of directors.

(Please sign, date and return this proxy in the enclosed envelope.)

Signature                                Date
Signature (if held jointly)                                 Date

(Note: Please sign exactly as name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)